                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------

                                  $550,000,000

                                CREDIT AGREEMENT

                                     among

                       PG&E NATIONAL ENERGY GROUP, INC.,
                                  as Borrower

                           THE CHASE MANHATTAN BANK,
                                as Issuing Bank

                              The Several Lenders
                       from Time to Time Parties Hereto,

                             ABN AMRO BANK N.V. and
             DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                            as Documentation Agents

                      CITIBANK, N.A. and SOCIETE GENERALE,
                             as Syndication Agents

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                    --------------------------------------

                          J.P. MORGAN SECURITIES INC.,
                        as Lead Arranger and Bookrunner

                    --------------------------------------

                           Dated as of June 15, 2001

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE

ARTICLE I DEFINITIONS.............................................................................................1

   SECTION 1.1         DEFINED TERMS..............................................................................1
   SECTION 1.2         OTHER DEFINITIONAL PROVISIONS.............................................................20

ARTICLE II LETTERS OF CREDIT.....................................................................................21

   SECTION 2.1         L/C COMMITMENT............................................................................21
   SECTION 2.2         PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT................................................21
   SECTION 2.3         FEES AND OTHER CHARGES....................................................................22
   SECTION 2.4         L/C PARTICIPATIONS........................................................................22
   SECTION 2.5         REIMBURSEMENT OBLIGATION OF THE BORROWER..................................................23
   SECTION 2.6         OBLIGATIONS ABSOLUTE......................................................................23
   SECTION 2.7         LETTER OF CREDIT PAYMENTS.................................................................24
   SECTION 2.8         APPLICATIONS FOR ISSUANCE.................................................................24

ARTICLE III LOANS................................................................................................24

   SECTION 3.1         LOANS.....................................................................................24
   SECTION 3.2         PROCEDURE FOR LOAN BORROWING..............................................................25
   SECTION 3.3         EVIDENCE OF DEBT..........................................................................25
   SECTION 3.4         FACILITY FEES, ETC........................................................................26
   SECTION 3.5         TERMINATION OR REDUCTION OF COMMITMENTS...................................................26
   SECTION 3.6         OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS...............................................26
   SECTION 3.7         CONVERSION AND CONTINUATION OPTIONS.......................................................27
   SECTION 3.8         LIMITATIONS ON EURODOLLAR TRANCHES........................................................27
   SECTION 3.9         INTEREST RATES AND PAYMENT DATES..........................................................27
   SECTION 3.10        COMPUTATION OF INTEREST AND FEES..........................................................28
   SECTION 3.11        INABILITY TO DETERMINE INTEREST RATE......................................................28
   SECTION 3.12        PRO RATA TREATMENT AND PAYMENTS...........................................................29
   SECTION 3.13        REQUIREMENTS OF LAW.......................................................................30
   SECTION 3.14        TAXES.....................................................................................31
   SECTION 3.15        INDEMNITY.................................................................................33
   SECTION 3.16        ILLEGALITY................................................................................33
   SECTION 3.17        CHANGE OF LENDING OFFICE..................................................................34
   SECTION 3.18        REPLACEMENT OF LENDERS....................................................................34
   SECTION 3.19        EXTENSION OF TERMINATION DATE.............................................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................37

   SECTION 4.1         ORGANIZATION; POWERS; OWNERSHIP OF PROPERTY...............................................37
   SECTION 4.2         AUTHORIZATION.............................................................................37
   SECTION 4.3         ENFORCEABILITY............................................................................37
   SECTION 4.4         FINANCIAL STATEMENTS......................................................................38
   SECTION 4.5         LITIGATION................................................................................38
   SECTION 4.6         FEDERAL RESERVE REGULATIONS...............................................................38
   SECTION 4.7         INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT................................38
   SECTION 4.8         NO MATERIAL MISSTATEMENTS.................................................................39
   SECTION 4.9         TAXES.....................................................................................39
   SECTION 4.10        EMPLOYEE BENEFIT PLANS....................................................................39
   SECTION 4.11        GOVERNMENTAL APPROVAL; COMPLIANCE WITH LAW AND CONTRACTS..................................39
   SECTION 4.12        ENVIRONMENTAL MATTERS.....................................................................40
   SECTION 4.13        RANKING...................................................................................40
   SECTION 4.14        UNRESTRICTED SUBSIDIARIES.................................................................40
   SECTION 4.15        USE OF LETTERS OF CREDIT..................................................................40
   SECTION 4.16        CPUC......................................................................................41
   SECTION 4.17        SEPARATENESS FROM PG&E....................................................................41

                               TABLE OF CONTENTS


ARTICLE V CONDITIONS PRECEDENT...................................................................................41

   SECTION 5.1         CONDITIONS TO INITIAL EXTENSION OF CREDIT.................................................41
   SECTION 5.2         CONDITIONS TO ISSUANCE OF EACH LETTER OF CREDIT UNDER SECTION 2.1 AND EACH LOAN
                       UNDER SECTION 3.1(A)......................................................................42

ARTICLE VI COVENANTS.............................................................................................43

   SECTION 6.1         MAINTENANCE OF OWNERSHIP..................................................................43
   SECTION 6.2         EXISTENCE.................................................................................43
   SECTION 6.3         COMPLIANCE WITH LAW; BUSINESS AND PROPERTIES..............................................43
   SECTION 6.4         FINANCIAL STATEMENTS, REPORTS, ETC........................................................44
   SECTION 6.5         INSURANCE.................................................................................45
   SECTION 6.6         TAXES, ETC................................................................................45
   SECTION 6.7         MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.................................46
   SECTION 6.8         RISK MANAGEMENT PROCEDURES................................................................46
   SECTION 6.9         MERGER....................................................................................46
   SECTION 6.10        INVESTMENTS...............................................................................46
   SECTION 6.11        LIENS.....................................................................................47
   SECTION 6.12        INDEBTEDNESS..............................................................................48
   SECTION 6.13        TRANSACTIONS WITH AFFILIATES..............................................................50
   SECTION 6.14        DISTRIBUTIONS.............................................................................51
   SECTION 6.15        FINANCIAL COVENANTS.......................................................................51
   SECTION 6.16        SEPARATENESS FROM PG&E CORP...............................................................51
   SECTION 6.17        PG&E GEN CREDIT AGREEMENT.................................................................51
   SECTION 6.18        ASSET SALES...............................................................................52

ARTICLE VII EVENTS OF DEFAULT....................................................................................52

   SECTION 7.1         EVENTS OF DEFAULT.........................................................................52

ARTICLE VIII.....................................................................................................55

   SECTION 8.1         SYNDICATION COMPLETION....................................................................55
   SECTION 8.2         AUTOMATIC COMMITMENT REDUCTION; MANDATORY PREPAYMENT......................................55
   SECTION 8.3         UNSUCCESSFUL SYNDICATION..................................................................55

ARTICLE IX THE AGENTS............................................................................................56

   SECTION 9.1         APPOINTMENT...............................................................................56
   SECTION 9.2         DELEGATION OF DUTIES......................................................................56
   SECTION 9.3         EXCULPATORY PROVISIONS....................................................................56
   SECTION 9.4         RELIANCE BY ADMINISTRATIVE AGENT..........................................................57
   SECTION 9.5         NOTICE OF DEFAULT.........................................................................57
   SECTION 9.6         NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS....................................57
   SECTION 9.7         INDEMNIFICATION...........................................................................58
   SECTION 9.8         AGENT IN ITS INDIVIDUAL CAPACITY..........................................................58
   SECTION 9.9         SUCCESSOR ADMINISTRATIVE AGENT............................................................59
   SECTION 9.10        DOCUMENTATION AND SYNDICATION AGENTS......................................................59

ARTICLE X MISCELLANEOUS..........................................................................................59

   SECTION 10.1        AMENDMENTS AND WAIVERS....................................................................59
   SECTION 10.2        NOTICES...................................................................................60
   SECTION 10.3        NO WAIVER; CUMULATIVE REMEDIES............................................................62
   SECTION 10.4        SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................62
   SECTION 10.5        PAYMENT OF EXPENSES.......................................................................62
   SECTION 10.6        SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS....................................63
   SECTION 10.7        ADJUSTMENTS; SET-OFF......................................................................66
   SECTION 10.8        COUNTERPARTS..............................................................................66

                               TABLE OF CONTENTS


   SECTION 10.9        SEVERABILITY..............................................................................67
   SECTION 10.10       INTEGRATION...............................................................................67
   SECTION 10.11       GOVERNING LAW.............................................................................67
   SECTION 10.12       SUBMISSION TO JURISDICTION; WAIVERS.......................................................67
   SECTION 10.13       ACKNOWLEDGMENTS...........................................................................68
   SECTION 10.14       CONFIDENTIALITY...........................................................................68
   SECTION 10.15       ACCOUNTING CHANGES........................................................................68
   SECTION 10.16       DELIVERY OF LENDER ADDENDA................................................................69
   SECTION 10.17       WAIVERS OF JURY TRIAL.....................................................................69


SCHEDULES:

1.1               COMMITMENTS
1.1A              APPLICABLE MARGINS
1.1B              PERMITTED SALE-LEASEBACK TRANSACTIONS
1.1C              TERMS OF SUBORDINATION - AFFILIATES
1.1D              TERMS OF SUBORDINATION - NON-AFFILIATES
2.3(B)            LETTER OF CREDIT CUSTOMARY FEES AND COSTS
4.5               LITIGATION
4.12              ENVIRONMENTAL MATTERS
4.14              UNRESTRICTED SUBSIDIARIES
6.1               CERTAIN RESTRICTED SUBSIDIARIES
6.10              INVESTMENTS
6.11              OTHER LIENS
6.12(A)           OTHER CREDIT FACILITIES
6.12(F)           EXISTING INDEBTEDNESS
6.13              SERVICE AGREEMENTS

EXHIBITS:

A                 FORM OF CLOSING CERTIFICATE
B                 FORM OF ASSIGNMENT AND ACCEPTANCE
C-1               FORM OF LEGAL OPINION OF HUNTON & WILLIAMS
C-2               FORM OF OPINION OF HUNTON & WILLIAMS
C-3               FORM OF LEGAL OPINION OF STEPHEN A. HERMAN
D                 FORM OF LENDER ADDENDUM
E                 FORM OF LENDER SYNDICATION AGREEMENT
F                 FORM OF EXEMPTION CERTIFICATE
G                 FORM OF APPLICATION FOR ISSUANCE

     CREDIT AGREEMENT, dated as of June 15, 2001, among PG&E NATIONAL ENERGY GROUP, INC., a Delaware corporation ("NEG"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as the letter of credit issuing bank (in such capacity, the "Issuing Bank"), ABN AMRO BANK N.V. and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, each as a documentation agent (in such capacity, collectively the "Documentation Agents"), CITIBANK, N.A. and SOCIETE GENERALE, each as a syndication agent (in such capacity, collectively the "Syndication Agents"), and THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a 364-day revolving loan and letter of credit facility in an initially committed amount of $550 million;

     WHEREAS, it is contemplated that additional lenders will become parties to this Agreement and provide additional commitments hereunder which, when added to the initial commitments, will total up to $1.25 billion in commitments;

     WHEREAS, Borrower has also requested that the Issuing Bank issue from time to time letters of credit and that the Lenders participate in the reimbursement obligations of Borrower to the Issuing Bank;

     WHEREAS, the Issuing Bank and the Lenders are willing to make such credit facilities available to the Borrower upon and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1  Defined Terms.
             -------------

     As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

     "$1.1 Billion PG&E Gen Credit Agreement" means the $1,100,000,000 Credit Agreement, dated as of September 1, 1998, among PG&E Gen and the lenders party thereto, as the same may be amended, modified or supplemented from time to time.

     "Actual Knowledge" means, with respect to any Person as to any event or circumstance, the actual knowledge of the Responsible Officer of such Person or receipt by such Person from the Administrative Agent of notice of such event or circumstance.

     "Additional Lenders" means the Lenders that become parties hereto pursuant to the Lender Syndication Agreement.

     "Administrative Agent" has the meaning given such term in the preamble hereto.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified. For this purpose, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting shares, by contract or otherwise.

     "Agents" means the Administrative Agent, the Documentation Agents and the Syndication Agents.

     "Aggregate Exposure" means with respect to any Lender at any time, an amount equal to the amount of such Lender's Commitment at such time or, if the Commitments have been terminated, the amount of such Lender's Extensions of Credit then outstanding.

     "Aggregate Exposure Percentage" means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

     "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Applicable Margin" means for Base Rate Loans and for Eurodollar Loans, as set forth in the Pricing Grid.

     "Application for Issuance" means an application, in the form of Exhibit G, requesting the Issuing Bank to open a Letter of Credit.

     "Arrangers" means J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Societe Generale, collectively.

     "Asset Company" means any entity (a) (i) whose principal purpose is the acquisition, improvement, installation, design, engineering, construction, development, completion, financing, maintenance or operation of all or any part of a project or projects, or any asset related thereto, used in the business of generating, transmitting, transporting, distributing, producing or storing electric power, thermal energy, natural gas or other fuel or other energy-related businesses and (ii) substantially all its assets are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing Facility entered into by such entity and/or any Investment Vehicle that owns such entity or by contributions or intercompany loans from the Borrower, any Restricted Subsidiary or any such Investment Vehicle or (b) which entity is a Subsidiary of an entity described in clause (a) and the business and assets of which are related to the business of such entity and which does not incur any Indebtedness other than (A) intercompany loans from an Asset Company which is the parent of such Subsidiary, the Borrower, any Restricted Subsidiary or any Investment Vehicle that indirectly owns such Subsidiary, (B) Indebtedness of the type described in Section 6.12(i) or (C) Indebtedness under a Project Financing Facility.

     "Assignee" has the meaning given such term in Section 10.6(c).

     "Assignor" has the meaning given such term in Section 10.6(c).

     "Available Commitment" means with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Extensions of Credit.
       ----

     "Automatic Commitment Reduction Date" means, in the event the Syndication Completion Date occurs, the date which is the earlier of (a) August 31, 2002 and
(b) the first anniversary of the Syndication Completion Date.

     "Base Rate" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans" means Loans for which the applicable rate of interest is based upon the Base Rate.

     "Benefited Lender" has the meaning given such term in Section 10.7.

     "Board" means the Board of Governors of the Federal Reserve System (or any successor).

     "Borrower" has the meaning given such term in the preamble hereto.

     "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

     "Business Day" means (a) for all purposes other than as covered by clause
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "Cash Collateral Account" has the meaning given such term in Section 7.1.

     "Cash Equivalents" means (a) any evidence of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States, Canada or any U.S. agency or instrumentality; (b) certificates of deposit or acceptances or Eurodollar time deposits with a maturity of 180 days or less of, and overnight bank deposits and demand accounts with (i) any financial institution that is not a foreign bank or a foreign bank holding company that has a bankwatch rating of at least B/C by Fitch and a commercial paper rating of at least A-1 by S&P, F1 by Fitch or P-1 by Moody's or (ii) any financial institution that is a foreign bank or a foreign bank holding company that has a sovereign risk rating of at least AA by Fitch, a bankwatch rating of at least B by Fitch, a commercial paper rating of at least A-1 by S&P, F1 by Fitch or P-1 by Moody's and a minimum of US$20 billion in assets; (c) commercial paper with a maturity of 180 days or less issued by a U.S. or Canadian incorporated company that is not an Affiliate of the Borrower and rated at least A-1 by S&P, F1 by Fitch or at least P-1 by Moody's; (d) Repurchase Agreements with a maturity of 90 days or less made with banks which meet the criteria in clause (b) above and primary government security dealers (as defined by the Federal Reserve System) which meet the criteria in clause (c) above, and are fully collateralized by investments meeting the criteria of clause (a) above; (e) tax-exempt municipal obligations of any state of the United States, or any municipality of any such state which mature within 180 days from the date of acquisition thereof and which, in each case, are rated at least MIG-1 or VMIG-1 by Moody's, and SP-1/A-1 or AA/A-1 by S&P; and (f) institutional money market funds that exclusively invest in any of the foregoing.

     "Cash Flow Available for Fixed Charges" for any period means, without duplication, (i) EBITDA of the Borrower and its Consolidated Subsidiaries which are not Unrestricted Subsidiaries for such period, minus (ii) EBITDA for such period of such Consolidated Subsidiaries that are financed with Indebtedness of such Subsidiary or which are direct or indirect Subsidiaries of a Financed Subsidiary of the Borrower, plus (iii) Distributions received by the Borrower from Subsidiaries described in the foregoing clause (ii) during such period except to the extent the amount of such Distributions previously constituted "Cash Flow Available for Fixed Charges" during such period as a result of clause
(viii) below, minus (iv) Distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items described in clause (iii) of the definition of "EBITDA", minus (v) any income reported by the Borrower for such period for Persons that are not Consolidated Subsidiaries of the Borrower, plus (vi) Distributions received by the Borrower from Persons described in the foregoing clause (v) during such period, minus
(vii) Distributions described in the foregoing clause (vi) that are attributable to extraordinary gains or other non-recurring items described in clause (iii) of the definition of "EBITDA", plus, (viii) cash and Cash Equivalents of Subsidiaries described in clause (ii) above that are legally and contractually available to such Subsidiary for the payment of dividends to the Borrower, but only to the extent that the source of such cash and Cash Equivalents is from such Subsidiary's EBITDA for such period or from repayments during such period to such Subsidiary of loans made by such Subsidiary.

     "Closing Date" means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is June 15, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means as to any Lender, the obligation of such Lender to make Loans and participate in Letters of Credit pursuant to the terms hereof, in an aggregate principal and/or stated amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name (i) on Schedule 1 to the Lender Addendum delivered by such Lender, (ii) on Schedule 1 of the Lender Syndication Agreement or (iii) in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as applicable, as the same may be changed from time to time pursuant to the terms hereof.

     "Commitment Period" means the period from and including the Closing Date to the Termination Date.

     "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.13, 3.14, 3.15 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

     "Consolidated Net Worth" means, as of any date of determination thereof, the amount which would be reflected as stockholders' equity upon a consolidated balance sheet of the Borrower (but excluding any portion thereof attributable to Unrestricted Subsidiaries) determined in accordance with GAAP, excluding other comprehensive income arising from the accounting treatment of hedging and mark-to-market transactions.

     "Consolidated Subsidiary" means with respect to any Person at any date any Subsidiary or other entity the accounts of which would be consolidated in accordance with GAAP with those of such Person in its consolidated financial statements as of such date.

     "Consolidated Tangible Net Assets" means at any date the total net assets of the Borrower and its Consolidated Subsidiaries (other than Unrestricted Subsidiaries) determined in accordance with GAAP, excluding, however, from the determination of total net assets (i) goodwill, organizational expenses, research and product development expenses, trade marks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all deferred charges or unamortized debt discount and expenses, (iii) all reserves carried and not deducted from assets, (iv) securities which are not readily marketable, (v) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or Indebtedness, and (vi) any items not included in clauses (i) through (v) above which are treated as intangibles in conformity with GAAP.

     "Credit Support Arrangements" means any Guaranty, letter of credit or other instrument or arrangement issued as support for the payment or performance obligations of a party under any Trading Arrangement.

     "Default" means any of the events specified in Section 7.1, which with the giving of notice, the lapse of time, or both, will become an Event of Default.

     "Distribution" means, in respect of any Person, (i) any payment of any dividends or other distributions with respect to the capital stock or other equity interests of such Person (except distributions in such capital stock or other equity interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any capital stock or other equity interests of such Person or any Affiliate of such Person unless made contemporaneously from the net proceeds of the sale of capital stock or other equity interests.

     "Documentation Agents" has the meaning given such term in the preamble hereto.

     "Dollars" and "$" means lawful currency of the United States of America.

     "Downgrade Event" means (i) the Borrower's senior unsecured long term debt
(x) ceases to be rated at least BBB- by S&P and (y) ceases to be rated at least Baa3 by Moody's (or if ratings of such debt have not been issued by such rating agencies, such debt ceases to be impliedly rated by an issuer rating or indicative rating at least BBB- by S&P and Baa3 by Moody's).

     "EBITDA" means, with respect to any Person for any period, the (i) income (or loss) before interest and taxes of such Person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such income (or loss), Lease Payment Obligations described in clause (iii) of the definition of "Lease Payment Obligations".

     "Equity Funding Arrangement" means (i) an agreement to provide a capital contribution to or other equity investment in any Asset Company or Investment Vehicle in connection with any Project Financing Facility, (ii) a Guaranty, letter of credit or other similar arrangement with respect to any obligations of any Asset Company or Investment Vehicle under a Project Financing Facility,
(iii) a Guaranty of any Investment Vehicle's obligation to make a capital contribution to or other equity investment in any Asset Company or Investment Vehicle in connection with a Project Financing Facility or (iv) a Guaranty, letter of credit or other similar arrangement to support any of the obligations or arrangements described in clauses (i) through (iii) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in Sections 414(b) or 414(c) of the Code and (ii) solely for purposes of the Lien created under
Section 412(n) of the Code, organizations described in Sections 414(m) or 414(o) of the Code of which the Borrower is a member.

     "ERISA Event" means (i) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower or any ERISA Affiliate to incur a current payment obligation in excess of $15,000,000; or (vi) receipt by the Borrower or any ERISA Affiliate of notice from one or more Multiemployer Plans of intent to terminate or that it is insolvent or in reorganization (within the meaning of Section 4241 or 4245 of ERISA, as applicable) which termination, insolvency or reorganization, individually or together with other such events, could cause the Borrower and/or any ERISA Affiliate, individually or in the aggregate, to incur a current payment obligation in excess of $15,000,000; or (vii) the Borrower or any ERISA Affiliate shall engage in one or more non-exempt "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code) which could result in a current payment obligation of the Borrower and/or any ERISA Affiliate individually or in the aggregate, in an amount or amounts aggregating in excess of $15,000,000; or (viii) the occurrence of any event or series of events of which the nature described in clauses (i) through (vii) with respect to any Plan or Multiemployer Plan which, individually or in the aggregate, could result in a liability to the Borrower and/or any ERISA Affiliate, individually or in the aggregate, in an amount or amounts aggregating in excess of $50,000,000.

     "ET Credit Agreements" means (i) the $50,000,000 Credit Agreement, dated as of November 13, 1998, between PG&E Energy Trading Gas Corporation, PG&E Energy Trading, Canada Corporation, ET Holdings, PG&E Energy Trading Power, L.P. and Bank of Montreal and (ii) the $35,000,000 Credit Agreement, dated as of November 13, 1998, between PG&E Energy Trading Gas Corporation, PG&E Energy Trading, Canada Corporation, PG&E Energy Trading Power Holdings Corporation, PG&E Energy Trading Power, L.P. and The Chase Manhattan Bank, as each may be amended, modified or supplemented from time to time.

     "ET Holdings" means PG&E Energy Trading Holdings Corporation, a California corporation.

     "Eurocurrency Reserve Requirements" means for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     "Eurodollar Base Rate" means with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

     "Eurodollar Loans" means Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

     "Eurodollar Rate" means with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "Eurodollar Tranche" means the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Event of Default" means any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Extensions of Credit" means as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Aggregate Exposure Percentage of the L/C Obligations then outstanding.

     "Facility Fee Rate" means as set forth in the Pricing Grid.

     "Federal Funds Effective Rate" means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

     "Federal Reserve System" means the Federal Reserve System of the United States of America.

     "Financed Subsidiary" means any direct or indirect Subsidiary of the Borrower that is financed with Indebtedness of such Subsidiary.

     "Financial Officer" of any Person means the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer analogous to the foregoing or designated by the one of the foregoing Persons, of such Person.

     "Fitch" means Fitch, Inc.

     "Fixed Charges" means, with respect to the Borrower for any period, the sum, without duplication, of (i) the aggregate amount of interest expense and commitment and other periodic fees with respect to Funded Indebtedness of the Borrower Scheduled to be Paid for such period, including (A) the net costs under Swaps, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) the Lease Payment Obligations of the Borrower Scheduled to be Paid by the Borrower during such period, and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and scheduled sinking fund payments with respect to principal of any Funded Indebtedness of the Borrower, including payments in the nature of principal under Lease Obligations, provided that with respect to any Funded Indebtedness of the Borrower consisting of Equity Funding Arrangements, "Fixed Charges" shall not include any of the foregoing enumerated items to the extent paid by a Subsidiary of the Borrower (so long as the funds used to make such payments were not provided by the Borrower).

     "Funded Indebtedness" of a Person means all Indebtedness of such Person (after intercompany eliminations) other than any Guaranty obligations that are not reasonably quantifiable under standard accounting practices as of the date of determination.

     "Funding Office" means the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Government Authority" means any Federal, state, county, municipal or other local governmental authority or judicial or regulatory agency, board, body, commission or instrumentality.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and notices and reports to all Governmental Authorities.

     "GTN" means PG&E Gas Transmission, Northwest Corporation, a California corporation.

     "GTN Credit Agreements" means (i) the $750,000,000 Indenture, dated as of May 22, 1995, between GTN and The First National Bank of Chicago, as trustee and
(ii) the $100,000,000 Amended and Restated Credit Agreement, dated May 24, 1999, between GTN, the lenders party thereto and Citicorp USA, Inc., as administrative agent for such lenders, including any commercial paper supported by credit facilities made available under such credit agreements, as the same may be amended, modified or supplemented from time to time.

     "Guaranty" means (a) a guaranty by a Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of the obligations of another Person; and (b) an agreement by a Person, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of the obligations of another Person (other than in respect of operating leases not otherwise included in the definition of "Lease Obligations"), whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the obligee of such obligation against loss, (iii) repayment of amounts drawn down by beneficiaries of letters of credit, (iv) the maintenance of working capital, equity capital, available cash or other financial statement condition so as to enable the primary obligor to pay Indebtedness; (v) the provision of equity or other capital under or in respect of equity or other capital subscription arrangements, (vi) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation or (vii) the placing of any Lien on property (including, without limitation, accounts and contract rights) of a Person to secure another Person's Indebtedness.

     "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under any issued and outstanding acceptance, letter of credit or similar instruments, (vii) all obligations of such Person to redeem or purchase any capital stock of such Person which is mandatorily redeemable,
(viii) all Swaps of such Person and (ix) any Guaranty of such Person with respect to liabilities of the type described in clauses (i) through (viii) hereof.

     "Indemnified Liabilities" has the meaning given such term in Section 10.5.

     "Indemnitee" has the meaning given such term in Section 10.5.

     "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

     "Interest Period" means as to any Eurodollar Loan, (a) initially, the period commencing on the conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of conversion given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on any Loan shall end on the Termination Date or such due date, as applicable; and

           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

     "Investment" means the acquisition of any interest in any Person or property, a loan or advance to any Person or other arrangement for the purpose of providing funds or credit to any Person, a capital contribution in or to any Person, or any other investment in any Person or property, or any Guaranty of any of the foregoing.

     "Investment Vehicle" means each Subsidiary of the Borrower which is organized solely to acquire, make or hold one or more Investments in an Asset Company or Asset Companies, either directly or indirectly through one or more other Investment Vehicles.

     "Issuing Bank" has the meaning given such term in the preamble hereto.

     "L/C Fee Payment Date" means the last day of each March, June, September and December and the last day of the Commitment Period.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate of the stated amounts of the then outstanding Letters of Credit and
(b) the aggregate amount of drawings under Letters of Credit that have not been reimbursed pursuant to Section 2.4.

     "L/C Participants" means all the Lenders other than the Issuing Bank.

     "Lease Obligations" means, without duplication, (i) any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes and (ii) the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in Statement of Financial Accounting Standards No. 13) of the Person incurring such obligations, of rent obligations under leases of electric generating assets or natural gas pipelines and related facilities.

     "Lease Payment Obligations" means, with respect to any Person for any period, (i) the interest component of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period, plus (ii) the principal portion of all Lease Obligations of such Person that are described in clause (i) of the definition of "Lease Obligations" that are Scheduled to be Paid during such period, plus

(iii) all rent payment obligations relating to Lease Obligations of such Person described in clause (ii) of the definition of "Lease Obligations" and that are Scheduled to be Paid during such period.

     "Lender Addendum" means with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit D, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.16.

     "Lender Affiliate" (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

     "Lender Syndication Agreement" means the Lender Syndication Agreement, substantially in the form of Exhibit E.

     "Lenders" has the meaning given such term in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

     "Letter Agreement" means the Letter Agreement, dated as of June 15, 2001, from NEG LLC addressed to the Administrative Agent, for the benefit of the Lenders.

     "Letter of Credit Limit" means $500 million.

     "Letters of Credit" has the meaning given such term in Section 2.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any interest or title of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Documents" means this Agreement, the Applications for Issuance, the Notes and the Lender Syndication Agreement.

     "Loans" has the meaning given such term in Section 3.1.

     "Margin Stock" has the meaning given such term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Plan" means any Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

     "Minimum Consolidated Net Worth" means $1.8 billion.

     "Minimum Non-Trading Consolidated Net Worth" means $1.4 billion.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding six years made, or accrued an obligation to make, contributions.

     "NEG Guarantees" means (i) the Guarantee and Agreement (La Paloma), dated as of April 6, 2001, made by the Borrower in favor of Citibank, N.A., for the benefit of the creditors identified therein, (ii) the Guarantee and Agreement (Lake Road), dated as of April 6, 2001, made by the Borrower in favor of Citibank, N.A., for the benefit of the creditors identified therein, (iii) the Guarantee and Agreement (Harquahala), dated as of April 30, 2001, made by the Borrower in favor of State Street Bank and Trust Company, for the benefit of the creditors identified therein and (iv) the Guarantee and Agreement (Turbine Credit Agreement), dated as of May 29, 2001, made by the Borrower in favor of Societe Generale, for the benefit of the lenders identified therein.

     "NEG Indenture" means the Indenture, dated as of May 22, 2001, between the Borrower and Wilmington Trust Company, as trustee.

     "NEG LLC" means PG&E National Energy Group, LLC, a Delaware limited liability company.

     "Non-Excluded Taxes" has the meaning given such term in Section 3.14(a).

     "Non-Trading Consolidated Net Worth" means, as of any date of determination thereof, the amount which would be reflected as stockholders' equity upon a consolidated balance sheet of the Borrower (but excluding any portion thereof attributable to (i) Unrestricted Subsidiaries or (ii) ET Holdings or any Subsidiary thereof) excluding other comprehensive income arising from the accounting treatment of hedging and mark-to-market transactions.

     "Non-U.S. Lender" has the meaning given such term in Section 3.14(d).

     "Note" means any promissory note evidencing any Loan.

     "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant" means as defined in Section 10.6(b).

     "Payment Amount" has the meaning given such term in Section 2.4.

     "Payment Office" means the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Permitted Encumbrances" means, as to any Person at any date, any of the following:

           (i) Liens for taxes, assessments or governmental charges not then delinquent, and Liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by such Person in good faith and for which adequate reserves have been established in accordance with GAAP, and (ii) Liens incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds, and carriers', warehousemen's, mechanics' or materialmen's Liens, assessments or similar encumbrances incurred in the ordinary course of business;

           (ii) easements, restrictions, exceptions or reservations in any property and/or rights of way of such Person for the purpose of roads, pipe lines, substations, transmission lines, transportation lines, distribution lines, removal of oil, gas, lignite, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not individually or in the aggregate materially impair the use or value of such property and/or rights of way for the purposes for which such property and/or rights of way are held by such Person;

           (iii) rights reserved to or vested in any municipality or public authority to use, control or regulate any property of such Person;

           (iv) any obligations or duties, affecting the property of such Person, to any municipality or public authority with respect to any franchise, grant, license or permit;

           (v) any judgment Lien against such Person securing a judgment for an amount not exceeding $50,000,000, so long as the finality of such judgment is being contested by appropriate proceedings conducted in good faith and execution thereon is stayed;

           (vi) any Lien arising by reason of deposits with or giving of any form of security to any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable such Person to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements; or

           (vii) any landlords' Lien on fixtures or movable property located on premises leased by such Person in the ordinary course of business so long as the rent secured thereby is not in default.

     "Permitted Sale-Leaseback Transactions" means (i) Sale-Leaseback transactions by any Restricted Subsidiary or Asset Company, entered into on or prior to the date of this Credit Agreement and identified on Schedule 1.1B and
(ii) one or more Sale/Leaseback transactions entered into by any Asset Company in connection with or as part of a Project Financing Facility entered into after the date of execution of this Agreement.

     "Permitted Subordinated Indebtedness" means all unsecured Indebtedness of the Borrower that shall have been subordinated to all Indebtedness of the Borrower under this Agreement and otherwise containing terms and conditions set forth in Schedule 1.1C with respect to Indebtedness of the Borrower to Affiliates of the Borrower or in Schedule 1.1D with respect to Indebtedness of the Borrower to non-Affiliates of the Borrower.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PG&E" means Pacific Gas & Electric Company, a  California corporation.

     "PG&E Corp." means PG&E Corporation, a California corporation.

     "PG&E Gen" means PG&E Generating Company, LLC, a Delaware limited liability company, formerly known as U.S. Generating Company, LLC.

     "PG&E Gen Credit Agreement Refinancing Date" means the date on which the commitments under the $1.1 Billion PG&E Gen Credit Agreement are cancelled and all amounts outstanding under such credit agreement are refinanced by one or more credit facilities of the Borrower.

     "PG&E Gen Credit Agreements" means (i) the $1.1 Billion PG&E Gen Credit Agreement, including any commercial paper supported by credit facilities made available thereunder, and (ii) the $10,000,000 Credit Agreement, dated as of December 14, 1999, between PG&E Gen and ABN AMRO Bank N.V., as each may be amended, modified or supplemented from time to time.

     "Plan" means any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate could have liability under
Section 4069 of ERISA.

     "Pricing Grid" means as set forth in Schedule 1.1A.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City.

     "Project Financing Facility" means any loan, note purchase agreement, indenture, lease, credit agreement, reimbursement agreement, letter of credit or other facility pursuant to which an Asset Company or Investment Vehicle which directly or indirectly owns an Asset Company incurs Indebtedness, provided that any such Indebtedness is recourse only to (a) the assets of such Asset Company or any Asset Company which is a Subsidiary of such Asset Company, (b) the equity or ownership interests of such Asset Company or any Investment Vehicle which owns such Asset Company or (c) any Equity Funding Arrangements provided with respect to such Asset Company or Investment Vehicle or a Lien on any such Equity Funding Arrangements.

     "Projections" means the projections contained in the presentation materials distributed by the Borrower to its lenders during the bank meeting held on March 21, 2001 in New York City, as updated and provided to the Administrative Agent on April 24, 2001 and May 19, 2001.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     "Ratio of Cash Flow to Fixed Charges" means, as of the end of each fiscal quarter of the Borrower, the ratio of (a) Cash Flow Available for Fixed Charges of the Borrower for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Fixed Charges of the Borrower for such period, excluding from the calculation of Fixed Charges all Trading Arrangements and Credit Support Arrangements.

     "Ratio of Debt to Capitalization" means, as of any date, the ratio of the aggregate principal amount of Funded Indebtedness of the Borrower and PG&E Gen to the Total Capitalization of the Borrower (excluding from the calculation of Funded Indebtedness all Trading Arrangements, Credit Support Arrangements and Swaps); provided that any Equity Funding Arrangements shall only be included in Funded Indebtedness in an amount equal to the lesser of (x) the maximum amount that would be payable under such Equity Funding Arrangements (assuming a drawing is permissible as of the date of determination) and (y) the amount outstanding under any underlying Indebtedness to which any payment under such Equity Funding Arrangements would be applied (assuming such Indebtedness were due and payable as of the date of determination).

     "Reference Lender" means The Chase Manhattan Bank.

     "Refinanceable Facilities" has the meaning ascribed thereto in Section 6.12(a).

     "Register" has the meaning given such term in Section 10.6(d).

     "Regulation U" means Regulation U of the Board as in effect from time to time.

     "Reimbursement Date" has the meaning given such term in Section 2.4.

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.5 for amounts drawn under Letters of Credit issued by the Issuing Bank.

     "Repurchase Agreement" means any written agreement:

           (i) that provides for (i) the transfer of one or more United States or Canadian Governmental Securities or any security issued by a U.S. agency or instrumentality in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Borrower or any Restricted Subsidiary from a financial institution that is (1) a member of the Federal Reserve System having a minimum of US$20 billion in assets, and (2) has commercial paper rated at least A-1 by S&P, at least F1 by Fitch or at least P-1 by Moody's, against a transfer of funds (the "Transfer Price") by the Borrower or such Restricted Subsidiary to such financial institution and (ii) a simultaneous agreement by the Borrower or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such financial institution the same or substantially similar United States or Canadian Governmental Securities or any security issued by a U.S. agency or instrumentality for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 180 days after such transfer of funds,

           (ii) in respect of which the Borrower or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

           (iii) in connection with which the Borrower or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States or Canadian Governmental Securities or any security issued by a U.S. agency or instrumentality.

     "Required Lenders" means at any time, Lenders whose Aggregate Exposure Percentages are, in the aggregate, greater than 50%.

     "Requirement of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" of the Borrower, shall mean any president or senior vice president of the Borrower.

     "Restricted Subsidiary" means any Subsidiary of the Borrower that is not
(x) an Asset Company, (y) an Investment Vehicle or (z) an Unrestricted
Subsidiary.

     "S&P" means Standard & Poor's Ratings Service, a division of McGraw Hill Companies, Inc.

     "Sale/Leaseback" means any lease whereby any Person becomes or remains liable as lessee or as Borrower or other surety of any property, whether now owned or hereafter acquired, that such Person has sold or transferred or is to sell or transfer to any other Person (other than any Subsidiary of such Person), as part of a financing transaction to which such Person is a party, in contemplation of leasing such property to such Person.

     "Scheduled to be Paid" means, with respect to any liability or expense for any period, the amount of such liability or expense scheduled to be paid during such period or the amount of such liability or expense that would have been scheduled to be paid during such period had the payment schedule with respect to such liability or expense been divided equally into successive periods having a duration equal to the duration of such period.

     "SEC" means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

     "Subsidiary" means, with respect to any Person (the "Parent"), any corporation or other entity of which sufficient securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Parent.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Syndication Agents" has the meaning given such term in the preamble hereto.

     "Syndication Completion Date" has the meaning given such term in Section
8.1.

     "Termination Date" means the date which is 364 days from the Closing Date, subject to extension in accordance with Section 8.1.

     "Total Capitalization" means, with respect to the Borrower, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of the Borrower, (ii) preferred stock and preferred securities of the Borrower, (iii) additional paid in capital or analogous interests of the Borrower, (iv) retained earnings of the Borrower, excluding other comprehensive income arising from accounting treatment of hedging and mark-to-market transactions and (v) the aggregate principal amount of Funded Indebtedness of the Borrower and PG&E Gen.

     "Total Commitments" means at any time, the aggregate amount of the Commitments then in effect. The original amount of Total Commitments is Five Hundred Fifty Million Dollars ($550,000,000).

     "Total Extensions of Credit" means at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

     "Trading Arrangement" means any transaction entered into by PG&E Energy Trading - Power, L.P., a Delaware limited partnership, PG&E Energy Trading Gas Corporation, a California corporation, or PG&E Energy Trading, Canada Corporation, an Alberta corporation, any other Restricted Subsidiary, Asset Company or Investment Vehicle, whether pursuant to master trading agreements or otherwise, for (1) the purchase and sale of energy, capacity, ancillary services and other energy or energy-related products, including transmission rights, environmental allowances and offsets and storage; (2) the purchase and sale of natural gas, coal, oil and other fuel, including transportation and storage rights; (3) the purchase and sale of fuel conversion services, including tolling arrangements; (4) the purchase and sale of any energy or energy-related derivatives, including weather derivatives; (5) hedging arrangements with respect to any of the foregoing and interest rate, foreign currency or credit exposure; or (6) any similar arrangements entered into in the ordinary course of business as conducted by such Persons or by other Persons in the energy trading, energy services, power generating, electric transmission or gas transmission and storage businesses (including technologies related to such businesses).

     "Transferee" has the meaning given such term in Section 10.15.

     "Type" means as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

     "United States" or "U.S." or "US" means the United States of America.

     "Unrestricted Subsidiary" means any Subsidiary of the Borrower designated as such on the Closing Date, or, after the Closing Date, designated as such at the time of formation thereof or, if acquired by the Borrower, at the time of acquisition thereof, but, in any such case, only if at such time (i) no Event of Default, Incipient Event of Default or Downgrade Event has occurred and is continuing or would occur as a result thereof and (ii) such Subsidiary or any of its Subsidiaries does not own any capital stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary.

     "USGenNE" means USGen New England, Inc., a Delaware corporation and an indirect, wholly-owned Subsidiary of the Borrower.

     "USGenNE Credit Agreement" means the $575,000,000 Credit Agreement, dated as of September 1, 1998, among USGenNE, the lenders party thereto, The Chase Manhattan Bank, as competitive advance facility agent and as administrative agent for the lenders thereunder, and The Chase Manhattan Bank, as the issuer of letters of credit thereunder, as the same may be amended, modified or supplemented from time to time.

     SECTION 1.2  Other Definitional Provisions.
                  -----------------------------
     The following rules of usage shall apply unless otherwise required by the context or unless otherwise specified herein:

     (a) Definitions set forth herein shall be equally applicable to the singular and plural forms of the terms defined.

     (b) References in this Agreement to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in such document.

     (c) The headings, subheadings and table of contents used herein are solely for convenience of reference and shall not constitute a part hereof nor shall they affect the meaning, construction or effect of any provision hereof.

     (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

     (e) Reference to any agreement means such agreement as amended, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof.

     (f) References to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof.

     (g) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (i) Each of the parties to this Agreement and their counsel have reviewed and revised, or requested revisions to this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of this Agreement and any amendments hereto and the other Loan Documents.

     (j) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with any covenant set forth herein, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower's audited financial statements.

                                  ARTICLE II

                               LETTERS OF CREDIT

     SECTION 2.1  L/C Commitment.
     ---------------------------

     (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the Lenders set forth in Section 2.4(a), agrees to issue, from time to time, letters of credit (each a "Letter of Credit" and collectively, "Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period pursuant to the procedures set forth in Section 2.2; provided, that the Issuing Bank shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Total Extensions of Credit would exceed the Total Commitments or (ii) the aggregate of the stated amounts of all outstanding Letters of Credit would exceed the Letter of Credit Limit. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be in a minimum stated amount of $500,000 and (iii)
(x) prior to the Syndication Completion Date, expire no later than five Business Days prior to the first anniversary of the Termination Date, and (y) on and after the Syndication Completion Date, expire no later than five Business Days prior to the Termination Date (as extended pursuant to Section 8.1(b)).

     (b) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     SECTION 2.2  Procedure for Issuance of Letter of Credit.
     -------------------------------------------------------

     (a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than two Business Days' prior notice thereof waivable by the Administrative Agent by delivery to the address set forth in
Section 10.2 of an Application for Issuance to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the Issuing Bank. Each Application for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof, (ii) the proposed stated amount of such Letter of Credit, (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Application for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Application for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than one day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Application for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Borrower and the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

     SECTION 2.3  Fees and Other Charges.
     -----------------------------------

     (a) The Borrower will pay to the Administrative Agent, for the account of the Lenders, a fee on the stated amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin in effect from time to time with respect to Eurodollar Loans, shared ratably among the Lenders in accordance with their respective Aggregate Exposure Percentages and payable in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank, for its own account, a fronting fee at the rate of 0.10% per annum on the undrawn and unexpired amount of each Letter of Credit issued by it, payable in arrears on each L/C Fee Payment Date after the issuance date.

     (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank on demand for such normal and customary fees and costs as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending, cancelling or otherwise administering any Letter of Credit. A schedule of such normal and customary fees and costs is attached as
Schedule 2.3(b).

     SECTION 2.4  L/C Participations.
     -------------------------------

     (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Aggregate Exposure Percentage in the Issuing Bank's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Aggregate Exposure Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, and
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.4(a) is not made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     SECTION 2.5  Reimbursement Obligation of the Borrower. The Borrower
     -----------------------------------------------------
agrees to reimburse the Issuing Bank on the second Business Day next succeeding the Business Day on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank in the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Administrative Agent for disbursement to the Issuing Bank in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid by the Issuing Bank until payment in full by the Borrower at the rate set forth in (i) until the second Business Day next succeeding the date of the relevant notice, Section 3.9(b) and (ii) thereafter, Section 3.9(c).

     SECTION 2.6  Obligations Absolute. The Borrower's obligations under this
     ---------------------------------
Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Bank. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

     SECTION 2.7  Letter of Credit Payments.  If any draft shall be presented
     --------------------------------------
for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

     SECTION 2.8  Applications for Issuance.  To the extent that any provision
     --------------------------------------
of any Application for Issuance is inconsistent with the provisions of this
Section 2, the provisions of this Section 2 shall apply.

                                  ARTICLE III

                                     LOANS

     SECTION 3.1  Loans.
     ------------------

     (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make revolving credit loans (the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Aggregate Exposure Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender's Commitment. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with this Section and Section 3.7.

     (b)  The Borrower shall pay all outstanding Loans on the Termination Date.

     SECTION 3.2  Procedure for Loan Borrowing.  The Borrower may borrow under
     -----------------------------------------
the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefore (each, a "Notice of Borrowing"). Any Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of each such Loan shall be disbursed by the Administrative Agent in accordance with instructions provided by the Borrower in each Notice of Borrowing, which, if so specified in the applicable Notice of Borrowing, may be used to repay the Borrower's Reimbursement Obligations in respect of a drawing under a Letter of Credit.

     SECTION 3.3  Evidence of Debt.
     -----------------------------

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.3(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

     (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, with appropriate insertions as to date and principal amount.

     SECTION 3.4  Facility Fees, etc.
     -------------------------------

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date to the last day of the Commitment Period, computed at the Facility Fee Rate on such Lender's Commitment during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

     (b) The Borrower agrees to pay to each Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and such Agent.

     SECTION 3.5  Termination or Reduction of Commitments.  The Borrower shall
     ----------------------------------------------------
have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the aggregate amount of the Commitments; provided, that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. On the Automatic Commitment Reduction Date, the Commitments shall be reduced in accordance with Section 8.2.

     SECTION 3.6  Optional Prepayments; Mandatory Prepayments.  The Borrower
     --------------------------------------------------------
may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. The principal amount of any prepayment received by the Administrative Agent shall be delivered to the Lenders ratably in accordance with their Aggregate Exposure Percentages. Partial prepayments of Loans shall be in a minimum aggregate principal amount of the lesser of (i) $5,000,000 or (ii) the outstanding principal amount of the Loans being prepaid. On the Automatic Commitment Reduction Date, the Borrower shall prepay outstanding Loans to the extent required pursuant to Section 8.2.

     SECTION 3.7  Conversion and Continuation Options.
     ------------------------------------------------

     (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Loan. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Loan, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     SECTION 3.8  Limitations on Eurodollar Tranches.  Notwithstanding anything
     -----------------------------------------------
to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that,
(a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

     SECTION 3.9  Interest Rates and Payment Dates.
     ---------------------------------------------

     (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin for Eurodollar Loans in effect for such day.

    (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin for Base Rate Loans.

     (c) (i) If all or a portion of the principal amount of any Reimbursement Obligation or Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2 or Section 3, as applicable, plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any facility fee or other amount or fee payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and

(ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

     SECTION 3.10  Computation of Interest and Fees.
     ----------------------------------------------

     (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.9(a).

     SECTION 3.11  Inability to Determine Interest Rate.  If prior to the first
     --------------------------------------------------
day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (y) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     SECTION 3.12  Pro Rata Treatment and Payments.
     ---------------------------------------------

     (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Aggregate Exposure Percentages of the Lenders. Each payment in respect of principal or interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective Aggregate Exposure Percentages of the Lenders.

     (b) Each payment to the Administrative Agent of amounts owing to the Issuing Bank pursuant to Section 2.3 shall be promptly transferred by the Administrative Agent to the Issuing Bank.

     (c) Each payment (including each prepayment) by the Borrower on account of principal of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

     (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders or the Issuing Bank, as the case may be, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders or the Issuing Bank, as the case may be, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the

Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

     (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

     SECTION 3.13  Requirements of Law.
     ---------------------------------

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Issuing Bank or any Lender (the term "Lender" as used below in this Section to include the Issuing
Bank) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application for Issuance or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.14 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     SECTION 3.14  Taxes.
     -------------------

     (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     SECTION 3.15  Indemnity.  The Borrower agrees to indemnify each Lender
     -----------------------
for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     SECTION 3.16  Illegality.  Notwithstanding any other provision herein, if
     ------------------------
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.15.

     SECTION 3.17  Change of Lending Office.  Each of the Issuing Bank and the
     --------------------------------------
Lenders (the term "Lender" as used below in this Section to include the Issuing
Bank) agrees that, upon the occurrence of any event giving rise to the operation of Section 3.13, 3.14(a) or 3.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 3.13, 3.14(a) or 3.16.

     SECTION 3.18  Replacement of Lenders.  The Borrower shall be permitted to
     ------------------------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 3.13 or 3.14(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) except in the case of a replacement as a result of a default described in clause (b) above, no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.17 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.13 or 3.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.13 or 3.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

     SECTION 3.19   Extension of Termination Date.
     --------------------------------------------

     (a) Subject to Section 8.1(b) and the other provisions of this Agreement, the Commitments of the Lenders shall be effective for an initial period from the Closing Date to the Termination Date; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Termination Date, and concomitantly the Commitments of the Lenders, may be extended for successive 364-day periods expiring on the date which is 364 days from the then scheduled Termination Date. In order to request such extension, the Borrower will deliver to the Administrative Agent not more than sixty (60) days nor less than forty-five (45) days prior to the then scheduled Termination Date a written request that the Termination Date be extended for 364 days from the then scheduled Termination Date. The Administrative Agent shall then promptly notify each Lender of such request, and each Lender shall notify the Administrative Agent in writing no later than ten Business Days after receipt by the Lenders of the relevant request for an extension from the Borrower, pursuant to this Section 3.19, whether such Lender, in the exercise of its sole discretion, will extend the Termination Date for such 364-day period. Any Lender which shall not timely notify the Administrative Agent whether it will extend the Termination Date shall be deemed not to have agreed to the extension. No Lender shall have any obligation whatsoever to agree to extend the Termination Date. Any agreement to extend the Termination Date by any Lender shall be irrevocable, except to the extent revocable by the Borrower as provided in Section 3.19(c)(C)(iii).

     (b) If all the Lenders notify the Administrative Agent pursuant to the foregoing provisions of this Section 3.19 of their agreement to extend the Termination Date (such Lenders agreeing to extend the Termination Date, the "Accepting Lenders"), then the Administrative

Agent shall so notify each Lender and the Borrower, and such extension shall become effective without further action by any party hereto.

     (c) If Lenders constituting at least the Required Lenders approve the extension of the Termination Date and if one or more of the Lenders shall notify, or be deemed to have notified, the Administrative Agent that they will not extend the then scheduled Termination Date (such Lenders, the "Declining Lenders"), then (A) the Administrative Agent shall promptly so notify the Borrower and the Accepting Lenders, (B) the Accepting Lenders shall, upon the Borrower's election to extend the then scheduled Termination Date in accordance with clause (C)(i) or (C)(ii) below, extend the then scheduled Termination Date and (C) the Borrower shall, pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth day following the date by which each Lender is required, pursuant to this
Section 3.19, to approve or disapprove the requested extension, either:

          (i) elect to extend the Termination Date with respect to the Accepting Lenders and direct the Declining Lenders to terminate their Commitments, which termination shall become effective on the date which would have been the Termination Date except for the operation of this
     Section 3.19. On such date, (x) the Borrower shall deliver a notice of the effectiveness of such termination to the Declining Lenders with a copy to the Administrative Agent, (y) the Borrower shall pay in full in immediately available funds all Obligations owing to the Declining Lenders and (z) upon the occurrence of the events set forth in clauses (x) and (y), the Declining Lenders shall each cease to be a Lender hereunder for all purposes and the Declining Lenders shall no longer have any obligations hereunder; provided, however, such Person shall be obligated to make or entitled to receive payments pursuant to Sections 3.13, 3.15, 9.7 and 10.5 (but only to the extent the event giving rise to such payment occurred prior to the time at which the events set forth in clauses (x) and (y) shall have occurred) as if it were a Lender, and the Administrative Agent shall promptly notify the Accepting Lenders and the Borrower of the new Total Commitments and the new Termination Date; or

          (ii) elect to extend the Termination Date with respect to the Accepting Lenders and, prior to or no later than the then scheduled Termination Date, (a) the Borrower shall replace the Declining Lenders with one or more lenders reasonably acceptable to the Administrative Agent (such lenders, the "Replacement Lenders") or with any one or more of the Accepting Lenders, if any, which have agreed with the Borrower to increase their respective Commitments (the "Increasing Accepting Lenders") or to the extent the Borrower is not able to replace all Commitments of any Declining Lender, direct such Declining Lenders to terminate any such Commitments not being replaced as provided in clause (i) above and (b) the Borrower shall pay in full in immediately available funds all Obligations owed by the Borrower to the Declining Lenders which are not being replaced; provided that (x) the Replacement Lenders and Increasing Accepting Lenders shall purchase, and the Declining Lenders being replaced shall sell, the interest of the Declining Lenders being replaced and their rights hereunder without recourse or expense to, or warranty (except warranty of ownership which is free and clear of any adverse claims) by, such Declining Lenders being replaced for a purchase price equal to the aggregate outstanding principal amount of Obligations payable to such Declining Lenders plus any accrued but unpaid interest on such

     Obligations and accrued but unpaid fees in respect of such Declining Lenders' Loans and Commitments hereunder, and (y) all Obligations of the Borrower owing under or in connection with this Agreement with respect to the Declining Lenders being replaced (including, without limitation, such increased costs, breakage fees payable under Sections 3.13 and 3.14 and all other costs and expenses payable to each such Declining Lender) shall be paid in full in immediately available funds to such Declining Lenders concurrently with such replacement, and (z) upon the payment of such amounts referred to in clauses (x) and (y), the Replacement Lenders shall each constitute a Lender hereunder and the Declining Lenders being so replaced shall no longer constitute a Lender or Issuing Bank (if applicable) and shall no longer have any obligations hereunder. However, such Person shall be obligated to make or entitled to receive payments pursuant to Sections 3.13, 3.15, 9.7 and 10.5 (but only to the extent the event giving rise to such payment occurred prior to the time at which the events set forth in clauses (x) and (y) shall have occurred) as if it were a Lender; or

          (iii) elect to revoke and cancel such extension request by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth day following the date by which each Lender is required, pursuant to this
     Section 3.19, to approve or disapprove the requested extension of the Termination Date, and concomitantly the Commitments of the Lenders. If the Borrower fails to timely provide the election notice referred to in this clause (C), the Borrower shall be deemed to have revoked and canceled such extension request and to have elected not to extent the Termination Date and the Commitments of the Lenders, and, on the then scheduled Termination Date, the Borrower shall repay in full all Obligations under the Loan Documents.

     (d) Notwithstanding any of the foregoing, in the event that the Issuing Bank is a Declining Lender, the Borrower shall implement arrangements satisfactory in all respects to the Issuing Bank with respect to all Letters of Credit that would remain outstanding after the Issuing Bank ceases to be a Lender and Issuing Bank under this Agreement.

     (e) On and after the effectiveness of any extension under this Section 3.19, in no event shall the aggregate stated amount of all outstanding Letters of Credit exceed the Total Commitments.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement, to issue the Letters of Credit and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank and each Lender that:

     SECTION 4.1  Organization; Powers; Ownership of Property.  The Borrower
     --------------------------------------------------------
and each of its Subsidiaries (other than Unrestricted Subsidiaries) (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, except, with respect to such Subsidiaries, where the failure to be validly existing or in good standing is not reasonably likely to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify is not reasonably likely to result in a Material Adverse Effect, (d) as to the Borrower only, has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents, and (e) owns and has good and marketable title to all of its properties and assets, subject to no Liens other than those permitted by Section
6.11 hereof, except where the failure to own or to have good and marketable title to such property or asset is not reasonably likely to result in a Material Adverse Effect.

     SECTION 4.2  Authorization.  The execution, delivery and performance by
     --------------------------
the Borrower of this Agreement and the other Loan Documents each (a) have been duly authorized by all requisite corporate action on the part of the Borrower, and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation to which the Borrower is subject, (B) the articles of incorporation or by-laws of the Borrower, (C) any order of any Governmental Authority to which the Borrower is subject, or (D) any material provision of any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound, which such violation is reasonably likely to result in a Material Adverse Effect, (ii) constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which such default is reasonably likely to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower, which such Lien is reasonably likely to result in a Material Adverse Effect.

     SECTION 4.3  Enforceability.  This Agreement and the other Loan Documents
     ---------------------------
each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 4.4  Financial Statements.
     ---------------------------------

     (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999 and December 31, 2000, reported on by an independent public accountant of nationally recognized standing, and the related consolidated statements of income, retained earnings and cash flows for the fiscal periods then ended, copies of which have been delivered to the Administrative Agent, fairly presented in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods ending on such dates.

     (b) The assumptions used in preparing the Projections were made in good faith and are reasonable as of the date of such Projections and as of the date hereof.

     (c) Since December 31, 2000, there has been no development or condition that has had, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 4.5  Litigation.  Except as set forth on Schedule 4.5, there is
     -----------------------
no investigation, action, suit or proceeding pending against, or to the Actual Knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) before any court or arbitrator or any governmental body, agency or official in which an adverse decision is reasonably likely to result in a Material Adverse Effect or call into question the enforceability of this Agreement or the other Loan Documents.

     SECTION 4.6  Federal Reserve Regulations.
     ----------------------------------------

     (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "buying" or "carrying" Margin Stock (within the respective meanings of each of the quoted terms under Regulation U). No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" Margin Stock (within the respective meanings of such quoted terms under Regulation U) or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

     (b) Not more than 25 % of the value of the assets of the Borrower is represented by Margin Stock.

     SECTION 4.7  Investment Company Act; Public Utility Holding Company Act.
     -----------------------------------------------------------------------

     (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) The Borrower is not a "holding company" but is a "subsidiary company" and an "affiliate" of a "holding company", PG&E Corp., that is exempt from all provisions, except Section 9(a)(2), of the Public Utility Holding Company Act of 1935, as amended, and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and its obligations hereunder and thereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 4.8  No Material Misstatements.  The reports, financial statements
     --------------------------------------
and other written information furnished by or on behalf of the Borrower to the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with this Agreement and the other Loan Documents do not contain, when taken as a whole, any untrue statement of a material fact and do not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

     SECTION 4.9  Taxes.  The Borrower has filed or caused to be filed all
     ------------------
Federal and material state and local tax returns which to its Actual Knowledge are required to be filed by it, and has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside. Each Subsidiary of the Borrower (other than any Unrestricted Subsidiary) has filed or caused to be filed all Federal and material state and local tax returns which to the Actual Knowledge of the Borrower or such Subsidiary are required to be filed by such Subsidiary, and has paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by it, other than the taxes the failure of which to pay or file a return with respect thereto is not reasonably likely to result in a Material Adverse Effect.

     SECTION 4.10  Employee Benefit Plans.  With respect to each Plan, the
     ------------------------------------
Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or is reasonably likely to result in a Material Adverse Effect.

     SECTION 4.11  Governmental Approval; Compliance with Law and Contracts.
     ----------------------------------------------------------------------
The Borrower and each of its Subsidiaries (other than Unrestricted Subsidiaries) is in compliance with (a) and has obtained each Governmental Approval applicable to it in respect of this Agreement and the other Loan Documents, the conduct of its business and the ownership of its property, each of which (i) is in full force and effect, (ii) is sufficient for its purpose without any material restraint or adverse condition and (iii) is not subject to any waiting period, further action on the part of any Governmental Authority or other Person, or stay or injunction, (b) all applicable laws relating to its business and (c) each indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound that is material to the conduct of its business, except in each such case for noncompliances which, and Governmental Approvals the failure to possess which, are not, singly or in the aggregate, reasonably likely to result in a Material Adverse Effect.

     SECTION 4.12  Environmental Matters.  Except as set forth in Schedule 4.12
     -----------------------------------
or as set forth in or contemplated by the financial statements or other reports of the type referred to in Section 4.4 hereof and which have been delivered to the Administrative Agent on or prior to the date hereof, the Borrower and each of its Subsidiaries (other than Unrestricted Subsidiaries) have complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply is not reasonably likely to result in a Material Adverse Effect. Except as set forth in or contemplated by such financial statements or other reports, neither the Borrower nor any of its Subsidiaries (other than Unrestricted Subsidiaries) has received notice of any material failure so to comply, except where such failure is not reasonably likely to result in a Material Adverse Effect. Except as set forth in or contemplated by such financial statements or other reports, no facilities of the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) are used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation of any law or any regulations promulgated pursuant thereto, except to the extent that such violations, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Except as set forth in or contemplated by such financial statements or other reports, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that are reasonably likely to result in a Material Adverse Effect.

     SECTION 4.13  Ranking.  Under applicable laws in force on the date hereof,
     ---------------------
the claims and rights of the Lenders under this Agreement and the other Loan Documents in respect of the Obligations shall not be subordinate to, and shall rank at least pari passu in all respects with, the claims and rights of any other holders of unsecured Indebtedness of the Borrower.

     SECTION 4.14  Unrestricted Subsidiaries.  All Unrestricted Subsidiaries
     ---------------------------------------
designated as such on the date hereof are identified on Schedule 4.14.

     SECTION 4.15  Use of Letters of Credit.  The Letters of Credit shall not
     --------------------------------------
be used as payment assurance in connection with any Equity Funding Arrangement of the Borrower or any of its Subsidiaries.

     SECTION 4.16  CPUC.  Neither the Borrower nor any of its Subsidiaries are
     ------------------
regulated by the California Public Utilities Commission.

     SECTION 4.17  Separateness from PG&E.
     ------------------------------------

     (a) The Borrower has operated as a business entity separate and distinct in all relevant respects from PG&E Corp. and PG&E such that the Borrower believes there exists no reasonable basis for a substantive consolidation of NEG LLC with either PG&E Corp. or PG&E in the event of a bankruptcy proceeding with respect to either of such Persons.

     (b) Any transfer of assets or funds from PG&E Corp. or PG&E (either directly or through PG&E Corp.) to the Borrower during the period from the date of the Borrower's incorporation on December 18, 1998 until the date hereof (i) to the Borrower's knowledge, after due inquiry, was made at a time when the transferor was solvent and was able to pay its reasonably anticipated liabilities as they became due, (ii) was received by the Borrower in good faith and (iii) to the Borrower's knowledge, was made without intent to hinder, delay or defraud creditors of the transferor.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

     SECTION 5.1  Conditions to Initial Extension of Credit.  The obligations
     ------------------------------------------------------
of the Issuing Bank to issue the initial Letter of Credit requested by Borrower pursuant to Section 2.1 of this Agreement and of the Lenders to make the initial Loans requested by Borrower to be made pursuant to Section 3.1(a) of this Agreement are subject to the satisfaction of the following conditions precedent:

     (a)  Loan Documents.  The Administrative Agent shall have received (i) this
          --------------
Agreement, executed and delivered by the Agents, the Borrower and each Person listed on

Schedule 1.1, (ii) an Application for Issuance, if applicable, executed by the Borrower and (iii) the Letter Agreement, executed by NEG LLC.

     (b)  Financial Statements.  The Administrative Agent shall have received
          --------------------
(i) audited consolidated financial statements of the Borrower for the 1999 and 2000 fiscal years, (ii) unaudited unconsolidated financial statements of the Borrower for the 2000 fiscal year and (iii) unaudited interim consolidated and unconsolidated financial statements of the Borrower, in each case, for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clauses (i) and (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or Projections previously disclosed to the Administrative Agent.

     (c)  Approvals.  All Governmental Approvals and third party approvals
          ---------
necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

     (d)  Related Agreements.  The Administrative Agent shall have received (in
          ------------------
a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Borrower may be a party. The Administrative Agent shall be reasonably satisfied that no such instrument, agreement or contract shall be in default immediately prior to or after giving effect to this Agreement and the other Loan Documents, and the Borrower shall so certify in writing.

     (e)  Fees.  The Lenders and the Administrative Agent shall have received
          ----
all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agents), on or before the Closing Date. All such amounts may be paid with proceeds of Loans made on the Closing Date and may be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

     (f)  Closing Certificate. The Administrative Agent shall have received a
          -------------------
certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

     (g)  Legal Opinions.  The Administrative Agent shall have received the
          --------------
following executed legal opinions:

          (i) the legal opinion of Hunton & Williams, counsel to Borrower, substantially in the form of Exhibit C-1;

          (ii) the legal opinion of Hunton & Williams, substantially in the form of Exhibit C-2;

          (iii) the legal opinion of Stephen A. Herman, general counsel of the Borrower, substantially in the form of Exhibit C-3.

     SECTION 5.2  Conditions to Issuance of Each Letter of Credit under Section
     --------------------------------------------------------------------------
2.1 and each Loan under Section 3.1(a). The obligations of the Issuing Bank to
--------------------------------------
issue any Letter of Credit requested to be issued by it hereunder on any date, and the Lenders to make a Loan under Section 3.1(a) hereof is subject to the satisfaction of the following conditions precedent:

     (a)  Representations and Warranties. Each of the representations and
          ------------------------------
warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

     (b)  No Default.  No Default or Event of Default shall have occurred and be
          ----------
continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each request by the Borrower for issuance of a Letter of Credit under Section
2.1 hereof or a Loan under Section 3.1(a) shall constitute a representation and warranty by the Borrower as of the date of such issuance that the conditions contained in this Section 5.2 have been satisfied.

                                  ARTICLE VI

                                   COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to the Issuing Bank, any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to comply with each of the following covenants:

     SECTION 6.1  Maintenance of Ownership. The Borrower shall continue (x) to
     -------------------------------------
own at least 50% of the equity ownership interests of, and (y) control the management and operations of, each of its Restricted Subsidiaries (except for certain Restricted Subsidiaries listed on Schedule 6.1); provided that (I) the Borrower will in any event continue to own at least 80% of the equity ownership interests of ET Holdings and GTN, and (II) the Borrower will continue to own (i) prior to the PG&E Gen Credit Agreement Refinancing Date, 100% of the equity ownership interests of PG&E Gen; and (ii) thereafter, at least 80% of the equity ownership interests of PG&E Gen; provided, further, that the Borrower may wind up, dissolve or liquidate any Restricted Subsidiary (other than PG&E Gen, ET Holdings and GTN) without complying with the foregoing, so long as assets thereof are transferred or otherwise conveyed to another Restricted Subsidiary or the Borrower.

     SECTION 6.2  Existence. The Borrower will, and will cause each of its
     ----------------------
Subsidiaries (other than Unrestricted Subsidiaries) to, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to Sections 6.1 (including Schedule 6.1) and 6.9, and in the case of any such Subsidiaries, except as such failure to so preserve or to keep its legal existence and such rights, licenses, permits, franchises or authorizations in full force and effect is not reasonably likely to result in a Material Adverse Effect.

     SECTION 6.3  Compliance with Law; Business and Properties. The Borrower
     ---------------------------------------------------------
will, and will cause each of its Restricted Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith or where such non-compliance is not reasonably likely to result in a Material Adverse Effect; comply with the terms of each indenture, agreement or other instrument to which it is a party and enforce all of its rights thereunder, except to the extent that noncompliance or failure to enforce is not reasonably likely to cause a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to take any such actions is not reasonably likely to result in a Material Adverse Effect.

     SECTION 6.4  Financial Statements, Reports, Etc The Borrower will furnish
     -----------------------------------------------
to the Administrative Agent, which will promptly forward the same to each
Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all reported on by an independent public accountant of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, in each case setting forth comparative figures for the previous dates and periods, to the extent available, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

     (c) simultaneously with any delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) an unconsolidated balance sheet of the Borrower and the related unconsolidated statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to paragraph (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation by a Financial Officer of the Borrower and (ii) a certificate of a Financial Officer of the Borrower (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.15 on the date of such financial statements, and schedules setting forth all

Indebtedness described in Section 6.12(o) that was incurred during the applicable period and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to subsection (c) above;

     (e) promptly upon a Responsible Officer of the Borrower obtaining Actual Knowledge of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f)  on or prior to the date of incurrence of any Indebtedness pursuant to
Section 6.12(c) or (l) or the date of any Distribution pursuant to Section 6.14,
(i) a certificate of a Financial Officer of the Borrower setting forth in reasonable detail the calculations demonstrating compliance by the Borrower with the applicable financial tests, together with the pro forma calculations referred to in the applicable Section, and copies of all financial statements and other supporting documents and reports, if any, upon which the Borrower relied in making such calculations, and (ii) with respect to Section 6.12(c) and
(l) only, written evidence of the confirmation of the rating agency ratings, to the extent such confirmation is required under Section 6.12 (c) or (l), as the case may be;

     (g) (i) on or prior to the date hereof, copies of the PG&E Gen Credit Agreements, ET Credit Agreements, GTN Credit Agreements, USGenNE Credit Agreements, NEG Guarantees and NEG Indenture in each case accompanied by a certificate of a Responsible Officer of the Borrower stating that such copies are true and complete, and (ii) promptly upon any refinancing of the loans under any such facility, copies of the refinancing documents, accompanied by a certificate of a Responsible Officer of the Borrower stating that such copies are true and complete;

     (h) promptly upon a Responsible Officer of the Borrower obtaining Actual Knowledge of any change in the credit rating of the Borrower by S&P or Moody's, a notice thereof.

     SECTION 6.5  Insurance. The Borrower will, and will cause each of its
     ----------------------
Subsidiaries (other than Unrestricted Subsidiaries) to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses except, in the case of any such Subsidiaries, where such failure to so maintain is not reasonably likely to result in a Material Adverse Effect.

     SECTION 6.6  Taxes, Etc. The Borrower will, and will cause each of its
     -----------------------
Subsidiaries (other than Unrestricted Subsidiaries) to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside except, in the case of any such Subsidiaries, where such failure to so pay or discharge is not reasonably likely to result in a Material Adverse Effect.

     SECTION 6.7  Maintaining Records; Access to Properties and Inspections. The
     --------------------------------------------------------------------
Borrower will, and will cause each of its Restricted Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by the Administrative Agent to visit and inspect its properties, books and records and to discuss its affairs, finances and condition with its officers.

     SECTION 6.8  Risk Management Procedures. The Borrower will, and will cause
     -------------------------------------
each of its Restricted Subsidiaries to, maintain in effect prudent risk management procedures with respect to Trading Arrangements and Swaps.

     SECTION 6.9  Merger. The Borrower will not consolidate or merge with or
     -------------------
into any Person, or sell, lease or otherwise transfer, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person or Persons, unless (i) the surviving Person or transferee is formed under the laws of a State of the United States of America and assumes or is responsible by operation of law for all the Obligations and (ii) no Default, Event of Default or Downgrade Event shall have occurred or be continuing at the time of or after giving effect to such consolidation or merger or transfer.

     SECTION 6.10  Investments. The Borrower will not make any Investment, or
     -------------------------
permit any of its Restricted Subsidiaries to make any Investment, except:

     (a) Investments in any Restricted Subsidiary, Investment Vehicle or Asset Company (or any Person that will become a Restricted Subsidiary, Investment Vehicle or Asset Company, as the case may be, upon the making of such Investment); or

     (b) Investments (not otherwise permitted under this Section 6.10) existing on the date of execution of this Agreement which are identified on a Schedule 6.10; or

     (c) Investments permitted to be incurred as Indebtedness under Section 6.12; or

     (d) (i) Investments made by any Restricted Subsidiary in the Borrower or any Restricted Subsidiary in connection with the Borrower's cash management program or (ii) Investments in Cash Equivalents; or

     (e) Investments constituting "Equity Funding Arrangements" permitted hereunder; or

     (f) Investments otherwise made by the Borrower and its Restricted Subsidiaries in the ordinary course of business as conducted by the Borrower or its Restricted Subsidiaries or by other Persons in the energy trading, energy services, power generation, electric transmission or gas transmission and storage businesses (including technologies related to such businesses); or

     (g) Investments in connection with obligations in support of Trading Arrangements; or

     (h) Investments in any Unrestricted Subsidiary with amounts which would otherwise be available for distribution in accordance with Section 6.14.

     SECTION 6.11   Liens. The Borrower will not create or assume or permit to
     --------------------
exist any Lien, or permit any Restricted Subsidiary, Investment Vehicle or Asset Company to, create or assume or permit to exist any Lien, in respect of any of its property or assets of any kind (real or personal, tangible or intangible), except:

     (a) Liens granted pursuant to Lease Obligations described in clause (i) of the definition of "Lease Obligations" and permitted by Section 6.12; or

     (b) Liens on cash collateral securing Equity Funding Arrangements, Credit Support Arrangements, Investments or Indebtedness permitted hereunder; or

     (c) Prior to the Syndication Completion Date, Liens in favor of the agent under the $1.1 Billion PG&E Gen Credit Agreement on funds in the "Cash Collateral Account" and on the "Cash Collateral Account" in each case as defined therein to secure the reimbursement obligations of PG&E Gen in respect of letters of credit as provided for in the $1.1 Billion PG&E Gen Credit Agreement; or

     (d) Liens existing on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower; or

     (e) Liens on the equity or ownership interests of any Asset Company or any Investment Vehicle which owns such Asset Company and Liens on any Equity Funding Arrangements securing the applicable Project Financing Facility; or

     (f) Liens on any of the assets of any Asset Company or Investment Vehicle securing or in connection with the applicable Project Financing Facility; or

     (g) Liens on any asset of the Borrower or any Restricted Subsidiary incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches contemporaneously with, or within 12 months of, the purchase, construction or improvement of such asset; or

     (h) Other Liens (not otherwise permitted under this Section 6.11) existing as of the date of this Credit Agreement and identified on Schedule 6.11; or

     (i)  Permitted Encumbrances; or

     (j) without limiting the ability to incur Liens under the other subsections of this Section 6.11, extensions or renewals of any Lien otherwise permitted to be incurred under this Section 6.11 securing Indebtedness in an amount not exceeding the principal amount of, and accrued interest on, the Indebtedness secured by such Lien as so extended or renewed at the time of such extension or renewal; provided that such Lien shall apply only to the same property theretofore subject to the same and fixed improvements constructed thereon.

     SECTION 6.12   Indebtedness. The Borrower will not incur, create, assume or
     ---------------------------
permit to exist Indebtedness, or permit any Restricted Subsidiary, Investment Vehicle or Asset Company to, incur, create, assume or permit to exist Indebtedness, except:

     (a) Indebtedness under (i) this Agreement, the USGenNE Credit Agreement, the GTN Credit Agreements, the ET Credit Agreements (the "Refinanceable Facilities"), (ii) the NEG Indenture and the NEG Guarantees, (iii) prior to the Syndication Completion Date, the $1.1 Billion PG&E Gen Credit Agreement and (iv) the credit facility referred to in clause (ii) of the definition of PG&E Gen Credit Agreements and other credit facilities entered into by the Borrower or any Restricted Subsidiary prior to the date of this Agreement and identified on
Schedule 6.12(a); provided, that this subsection (a) shall not be deemed to permit an amendment to the facilities referred to in this subsection (a) which has the effect of increasing the available commitments thereunder or, in the case of the $1.1 Billion PG&E Gen Credit Agreement, extending the maturity of the loans thereunder; or

     (b) Lease Obligations (1) under leases for any office buildings in which the Borrower or any of its Subsidiaries has or will have offices; (2) under leases for any equipment not to exceed $10,000,000 in the aggregate outstanding at any time; or (3) described in clause (i) of the definition thereof of the Borrower and its Restricted Subsidiaries if, immediately after the incurrence of any such Lease Obligation, the outstanding aggregate principal amount of all such Lease Obligations (other than those Lease Obligations incurred under subsections (c), (j), (l) and (q) below) would not exceed 2% of Consolidated Tangible Net Assets; or

     (c) Indebtedness of (i) any Asset Company under any Project Financing Facility or (ii) any Investment Vehicle under any Project Financing Facility; provided, that if any Asset Company owned (directly or indirectly) by such Investment Vehicle has incurred any Indebtedness under a Project Financing Facility, then such Investment Vehicle may only incur Indebtedness under a Project Financing Facility if (I)(x) after giving effect to such Indebtedness, the Ratio of Cash Flow to Fixed Charges of the Borrower would not be less than 2.0:1.0, calculated on a pro forma basis to include such Indebtedness and related cash flows, (y) the Borrower's senior unsecured long-term debt is, at the time of such incurrence, rated at least BBB by S&P and Baa2 by Moody's (or if ratings of such debt have not been issued by such rating agencies, such debt is impliedly rated by an issuer rating or indicative rating of at least BBB by S&P and Baa2 by Moody's), and (z) the Borrower obtains a reaffirmation of such ratings from S&P and Moody's (taking into account the Indebtedness to be incurred by such Investment Vehicle under this Section 6.12(c)) or (II) such Investment Vehicle owns only one Asset Company and such Indebtedness is incurred in connection with a Project Financing Facility and the proceeds thereof are promptly invested in such Asset Company; or

     (d) Trading Arrangements and Credit Support Arrangements, to the extent such arrangements constitute Indebtedness; or

     (e) Indebtedness with respect to any securitization, receivables financing or similar transaction entered into by ET Holdings, GTN, USGenNE or any of their respective Subsidiaries; or

     (f) Indebtedness not otherwise permitted under this Section 6.12, existing on the date of this Agreement and set forth on Schedule 6.12(f); or

     (g)  Indebtedness under any Swap; or

     (h)  Permitted Subordinated Indebtedness; or

     (i) Indebtedness between any of the Borrower, any Restricted Subsidiary, Investment Vehicle, any Asset Company or any Indebtedness under any short-term overdraft lines of credit or similar arrangements entered into in the ordinary course of business, in each case associated with the Borrower's cash management program; or

     (j) Indebtedness attributable to any Permitted Sale-Leaseback Transactions; or

     (k) Any Guaranty constituting Indebtedness of the Borrower or any Restricted Subsidiary, Investment Vehicle or Asset Company under clause (ix) of the definition of "Indebtedness" to the extent that the obligations covered by such Guaranty are not reasonably quantifiable under GAAP; or

     (l) other Indebtedness of the Borrower or any Restricted Subsidiary (other than PG&E Gen) incurred after the date of this Agreement, provided that (i) after giving effect to any such Indebtedness, the Ratio of Cash Flow to Fixed Charges of the Borrower would not be less than 2.0:1.0 (calculated on a pro forma basis as of the end of the most recent fiscal quarter with respect to which financial statements of the Borrower are available and assuming for such purpose that such Indebtedness was incurred one year prior to the end of such fiscal quarter and taking into account any related cash flows) and (ii) if such Indebtedness would constitute Indebtedness of a Restricted Subsidiary, no Asset Company, Investment Vehicle or Restricted Subsidiary owned directly or indirectly by such Restricted Subsidiary has Indebtedness outstanding which would otherwise be permitted under Section 6.12(a), (b)(3), (c), (h), (j), (l),
(o) or (p); provided, further, that clause (ii) of this Section 6.12(l) will not be applicable if the Borrower obtains a reaffirmation of the rating of its senior unsecured long-term debt of at least BBB by S&P and Baa2 by Moody's (or if ratings of such debt have not been issued by such rating agencies, such debt is impliedly rated by an issuer rating or indicative rating of at least BBB by S&P and Baa2 by Moody's) after taking into account the Indebtedness to be incurred by such Restricted Subsidiary and related cash flows; or

     (m) Indebtedness of the Borrower or any Restricted Subsidiary in respect of letters of credit or surety, performance or bid bonds used in the ordinary course of business not in excess of $25,000,000 in the aggregate outstanding at any time; or

     (n) Indebtedness constituting intercompany loans (1) between the Borrower and its Restricted Subsidiaries or between such Restricted Subsidiaries or (2) made by the Borrower, any Restricted Subsidiary, any Investment Vehicle or any Asset Company to any Investment

Vehicle or any Asset Company or (3) made by any Investment Vehicle to the Borrower, any Restricted Subsidiary, or any other Investment Vehicle; or

     (o)  Equity Funding Arrangements; or

     (p) without limiting the ability to incur Indebtedness under the other subsections of this Section 6.12, any refinancing of any Indebtedness permitted under Section 6.12(f) and under the Refinanceable Facilities, provided that either (i) (x) the average life of any refinanced Indebtedness shall not be less than the average life of the Indebtedness so refinanced (plus fees and expenses, including any premium or defeasance costs, of such refinancing), taking into account the prepayment or repayment of a portion of any such Indebtedness, and
(y) the principal amount of the refinanced Indebtedness shall not exceed the principal amount plus accrued interest thereon of the Indebtedness so refinanced, or (ii) the Borrower shall demonstrate pro forma compliance with the financial ratio described in Section 6.12(l) above; or

     (q) Indebtedness of any Subsidiary of the Borrower existing at the time such Person becomes a Subsidiary of the Borrower (except for any such Indebtedness of such Subsidiary incurred in contemplation of or to finance the acquisition of such Subsidiary).

     SECTION 6.13   Transactions with Affiliates. The Borrower will not enter
     -------------------------------------------
into, or permit any Restricted Subsidiary, Investment Vehicle or Asset Company to enter into, any transaction with any Affiliate of the Borrower (other than the Borrower, any Subsidiary of the Borrower, any Investment Vehicle and any Asset Company), except:

     (a) transactions with such Affiliates upon fair and reasonable terms which are no less favorable to the Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower;

     (b) management, operating, sharing or other similar services arrangements or promissory notes between and among the Borrower, its Subsidiaries and its other Affiliates either existing on the date hereof and described on Schedule
6.13 or entered into after the date hereof on commercially reasonable terms;

     (c) tax sharing arrangements between the Borrower and PG&E Corp. approximating the tax position that the Borrower would be in if it were not part of PG&E Corp.'s consolidated group, as determined by the management of the Borrower in its reasonable business judgment or such other arrangements as may be approved by the Lenders prior to the date hereof; or

     (d)  paying or declaring any Distribution to the extent permitted under
Section 6.14.

     The provisions of this Section 6.13 shall not apply to (i) transactions between the Borrower or any of its Subsidiaries, on the one hand, and any employee of the Borrower or any of its Subsidiaries, on the other hand, that are approved by the Board of Directors of the Borrower or any committee of the Board of Directors and (ii) the payment of reasonable and customary regular fees to directors of the Borrower or any Subsidiary of the Borrower.

     SECTION 6.14  Distributions. The Borrower will not declare or make any
     ---------------------------
Distribution if (a) a Default, Event of Default or Downgrade Event has occurred and is continuing or shall occur after giving effect to such Distribution, (b) the Ratio of Cash Flow to Fixed Charges of the Borrower determined as of the end of the immediately preceding fiscal quarter was not at least 2.0:1.0 or (c) the Borrower fails to satisfy the requirements of the test set forth in Section 6.15(b), or the Borrower fails to have a Consolidated Net Worth of at least $2.15 billion, in each case calculated on a pro forma basis as of the end of the most recent fiscal period with respect to which financial statements of the Borrower are available (assuming such Distribution and all material events with respect to the Borrower and its Subsidiaries which occurred after the end of such fiscal period had occurred on the last day of such fiscal period); provided that the Borrower may declare and make Distributions of assets of or equity ownership interests in any Unrestricted Subsidiary at any time without complying with the foregoing.

     SECTION 6.15  Financial Covenants.
     ---------------------------------

     (a) The Borrower shall not, as of the end of each fiscal quarter, permit the Ratio of Cash Flow to Fixed Charges to be less than 1.5:1.0.

     (b) The Borrower shall not, as of the end of each fiscal quarter, permit the Ratio of Debt to Capitalization to be greater than 0.6:1.0.

     (c) The Borrower shall not, at the end of each fiscal quarter, permit (i) Consolidated Net Worth to be less than the Minimum Consolidated Net Worth and
(ii) Non-Trading Consolidated Net Worth to be less than the Minimum Non-Trading Consolidated Net Worth.

     SECTION 6.16  Separateness from PG&E Corp. The Borrower shall (i) maintain
     -----------------------------------------
adequate capital in light of the business in which it is engaged; (ii) maintain books and corporate records separate from PG&E Corp. and PG&E; (iii) not commingle assets with PG&E Corp. or PG&E; and (iv) conduct business in its own name and hold itself out as separate from PG&E Corp. and PG&E. The Borrower shall promptly notify the Administrative Agent upon a Responsible Officer of the Borrower obtaining Actual Knowledge that a creditor of PG&E Corp. or of PG&E has made a claim or filing in writing seeking the substantive consolidation of NEG LLC in any bankruptcy proceeding of PG&E Corp. or of PG&E.

     SECTION 6.17   PG&E Gen Credit Agreement.
     ----------------------------------------
     (a) Prior to the PG&E Gen Credit Agreement Refinancing Date, the Borrower will not permit PG&E Gen to default in any material respect in the due observance or performance of its covenants under Sections 5.08, 5.11, 5.12, 5.13 and 5.14 of the $1.1 Billion PG&E Gen Credit Agreement.

     (b) No later than the first Business Day after the Closing Date, the Borrower shall provide the administrative agent under the $1.1 Billion PG&E Gen Credit Agreement the written irrevocable notice required thereunder of its election to permanently reduce the aggregate commitments thereunder by an amount equal to the Total Commitments as of the Closing Date minus $500 million.

     SECTION 6.18   Asset Sales. Except for the sale of all or substantially all
     --------------------------
of the assets of the Borrower pursuant to Section 6.9, and other than assets required to be sold to conform with governmental regulations, the Borrower shall not, and shall cause its Subsidiaries not to, sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if, on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10% of Consolidated Tangible Net Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10% limitation if the proceeds are invested in assets in the Borrower's business in the energy trading, energy services, power generation, electric transmission or gas transmission and storage businesses or in similar or related lines of business, and, provided further, that the Borrower may sell or otherwise dispose of assets in excess of such 10% limitation if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by the Borrower as cash or Cash Equivalents or are used by the Borrower to prepay the Loans hereunder or to purchase and retire notes or Indebtedness ranking pari passu in right of payment to the Loans or Indebtedness of the Borrower's Subsidiaries. (For the avoidance of doubt, any sale of assets otherwise permitted by this Section 6.18 shall not be permitted if such sale would result in a violation of any other provision of this Agreement.)

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     SECTION 7.1    Events of Default. If any of the following events shall
     --------------------------------
occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

     (b) Any representation or warranty made or deemed made by any Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

     (c) the Borrower shall default in any material respect in the due observance or performance of any agreement contained in Sections 6.1, 6.2, 6.9, 6.11, 6.12, 6.13, 6.14, 6.15 or 6.16; or

     (d) Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent, which may be at the request of any Lender, to the Borrower; or

     (e) the Borrower or any Restricted Subsidiary shall default in respect of any Indebtedness or default in its obligations to make payments when due under any Equity Funding

Arrangements which at the time have an aggregate principal amount outstanding or, in the case of Equity Funding Arrangements, due and unpaid, in excess of $50,000,000, and such Indebtedness is then due and payable in full at maturity or as a result thereof such Indebtedness shall have been accelerated or otherwise become due or subject to prepayment in full prior to its stated maturity; or

     (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary or of a substantial part of the property or assets of the Borrower or any Restricted Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or (other than in connection with any proceeding relating solely to one or more Unrestricted Subsidiaries, Investment Vehicles or Project Companies of the Borrower) for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary or (iii) the winding up or liquidation of the Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

     (g) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 5.01(f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than in connection with any proceeding relating solely to one or more Unrestricted Subsidiaries, Investment Vehicles or Project Companies of the Borrower) for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or
(vi) take any corporate action for the purpose of effecting any of the foregoing, become unable, admit in writing its inability, or fail generally, to pay its debts as they become due; or

     (h) one or more final judgments for the payment of money in an aggregate amount in excess of $50,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Borrower or any Restricted Subsidiary and such judgment or order shall remain undischarged, unbonded or unstayed for a period of 60 days; or

     (i) an ERISA Event shall have occurred that, either alone or in combination with other ERISA Events that shall have occurred, is reasonably likely to result in a Material Adverse Effect; or

     (j) a court of competent jurisdiction shall issue an order, decree or judgment requiring the substantive consolidation of the Borrower with PG&E Corp. or PG&E or a court of competent jurisdiction with administrative oversight over the assets and liabilities of PG&E

Corp. or PG&E shall issue an order, decree or judgment otherwise subjecting the any material assets and liabilities of the Borrower to administration by such court;

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (f) or (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for drawings thereunder) shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required for drawings thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent (the "Cash Collateral Account") an amount equal to the then aggregate undrawn and unexpired amount of such Letters of Credit. The Borrower shall grant a security interest on the Cash Collateral Account to the Administrative Agent, for the benefit of the Lenders, on such terms as are reasonably satisfactory to the Administrative Agent. Amounts held in the Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in the Cash Collateral Account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                                 ARTICLE VIII

                             SYNDICATION COMPLETION

     SECTION 8.1 Syndication Completion. On the effective date of the Lender
     ----------------------------------
Syndication Agreement which shall occur no later than September 30, 2001 or such later date as may be mutually agreed upon between the Borrower and the Arrangers (the "Syndication Completion Date"):

     (a) the Total Commitments shall be increased in accordance with the Lender Syndication Agreement;

     (b) the Termination Date shall be extended to the earlier of (i) August 31, 2003, and (ii) the second anniversary of the Syndication Completion Date; and

     (c) the assignment of Loans contemplated by the Lender Syndication Agreement shall occur in accordance with the terms thereof.

     SECTION 8.2  Automatic Commitment Reduction; Mandatory Prepayment. In the
     -----------------------------------------------------------------
event the Total Commitments in effect on the Automatic Commitment Reduction Date exceed $500 million, then (i) the Total Commitments shall be automatically reduced to $500 million on such date and the Commitment of each Lender shall equal the product of (x) $500 million and (y) such Lender's Aggregate Exposure Percentage in effect immediately prior to the reduction of the Total Commitments and (ii) the Borrower shall, without regard to the second sentence of Section 3.5, prepay Loans on such date so that, immediately after giving effect to such prepayment, the Total Extensions of Credit do not exceed $500 million.

     SECTION 8.3  Unsuccessful Syndication. If the Syndication Completion Date
     -------------------------------------
has not occurred on the date that is five Business Days prior to the Termination Date, in the case of all Letters of Credit with respect to which presentment for honor shall not have occurred on such date, the Borrower shall at such time deposit in the Cash Collateral Account an amount equal to the then aggregate undrawn and unexpired amount of such Letters of Credit. Amounts held in the Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. The Borrower shall grant a security interest on the Cash Collateral Account to the Administrative Agent, for the benefit of the Lenders, on such terms as are reasonably satisfactory to the Administrative Agent. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in the Cash Collateral Account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                                  ARTICLE IX

                                  THE AGENTS

     SECTION 9.1  Appointment. Each Lender (the term "Lender" as used in this
     ------------------------
Section 9 to include the Issuing Bank, except as specified below) hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     SECTION 9.2  Delegation of Duties. The Administrative Agent may execute
     ---------------------------------
any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

     SECTION 9.3  Exculpatory Provisions. None of the Agents or any of their
     -----------------------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     SECTION 9.4  Reliance by Administrative Agent. The Administrative Agent
     ---------------------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan

Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     SECTION 9.5  Notice of Default. The Administrative Agent shall not be
     ------------------------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 9.6  Non-Reliance on Administrative Agent and Other Lenders. Each
     -------------------------------------------------------------------
Lender expressly acknowledges that none of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 9.7  Indemnification. The Lenders (other than the Issuing Bank)
     ----------------------------
agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

     SECTION 9.8  Agent in Its Individual Capacity. Each Agent, in its
     ---------------------------------------------
individual capacity, and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not the Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent, in its individual capacity, shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent, in its individual capacity.

     SECTION 9.9  Successor Administrative Agent. The Administrative Agent may
     -------------------------------------------
resign as Administrative Agent upon (i) 10 Business Day's notice to the Lenders and the Borrower and (ii) the appointment of a successor Administrative Agent in accordance with this Section 9.9. If the Administrative Agent shall give notice of its intent to resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall (unless an Event of Default under Section 7.1(a) or
Section 7.1(f) or Section 7.1(g) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     SECTION 9.10  Documentation and Syndication Agents. Neither the
     --------------------------------------------------
Documentation Agents nor the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1  Amendments and Waivers. Neither this Agreement or any
     ------------------------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and the Borrower may, or (with the written consent of the Required Lenders) the Administrative Agent and the Borrower to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

           (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or extend the expiry date of any Letter of Credit (beyond the dates provided in Section 2.1(a)), reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the written consent of each Lender or Issuing Bank, as the case may be, directly affected thereby;

           (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents;

           (iii) eliminate or reduce the voting rights of any Lender under this
     Section 10.1 without the written consent of such Lender;

           (iv) amend, modify or waive any provision of Section 8 without the written consent of any Administrative Agent directly affected thereby;

           (v) amend, modify or waive any provision of Section 3.12 without the written consent of each Lender directly affected thereby; or

           (vi) amend, modify or waive any provision of Section 2 without the written consent of the Issuing Bank.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Issuing Bank and the Lenders and shall be binding upon the Borrower, the Issuing Bank, the Lenders and the Administrative Agent. In the case of any waiver, the Borrower, the Issuing Bank, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 10.2   Notices. All notices, requests and demands to or upon the
     ----------------------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower, the Issuing Bank and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

     The Borrower:

          PG&E National Energy Group, Inc.
          7500 Old Georgetown Road
          Bethesda, Maryland  20814
          Attention:   Senior Vice President and General Counsel
          Facsimile:   (301) 280-6319
          Telephone:   (301) 280-6815

     The Administrative Agent:

          The Chase Manhattan Bank
          One Chase Manhattan Plaza
          8th Floor
          New York, New York  10081
          Attention:   Jacqueline D. Reid
          Facsimile:   (212) 552-7683
          Telephone:   (212) 552-5777

     The Issuing Bank:

          The Chase Manhattan Bank
          4 Chase MetroTech Center, 8th Floor

          Brooklyn, New York  11245-0001
          Attention:  Standby Letter of Credit Department
          Facsimile:   (718) 242-6501
          Telephone:   (718) 242-5045

; provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Bank or any Lender shall not be effective until received.
All Applications for Issuance shall be delivered to the Issuing Bank as follows:

     Deliver Application for Issuance to:

          The Chase Manhattan Bank
          4 Chase MetroTech Center, 8th Floor
          Brooklyn, New York  11245-0001
          Attention:  Standby Letter of Credit Department
          Facsimile:   (718) 242-6501
          Telephone:   (718) 242-5045

     SECTION 10.3  No Waiver; Cumulative Remedies. No failure to exercise and
     --------------------------------------------
no delay in exercising, on the part of the Administrative Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.4   Survival of Representations and Warranties. All
     ---------------------------------------------------------
representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     SECTION 10.5  Payment of Expenses. The Borrower agrees (a) to pay or
     ---------------------------------
reimburse the Issuing Bank and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the facilities herein (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of single counsel to both the Issuing Bank and the Administrative Agent, (b) to pay or reimburse the Issuing Bank, each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to the Lenders, the Issuing Bank and the Administrative Agent, (c) to pay, indemnify, or reimburse the Issuing Bank, each Lender and the Administrative Agent for, and hold the Issuing Bank, each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse the Issuing Bank, each Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, Administrative Agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, and the syndication of commitments under, this Agreement, the other Loan Documents and any such other documents or any investigation, litigation or proceeding relating to or arising out of any of the foregoing (whether or not any Indemnitee is a party thereto), including, without limitation, any of the foregoing relating to the use of proceeds of the Loans and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to PG&E National Energy Group, Inc. Attention: Accounts Payable (Telephone No. 301-280-6800) (Fax No. 301-280-6900), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

     SECTION 10.6   Successors and Assigns; Participations and Assignments.
     ---------------------------------------------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Issuing Bank, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender.

     (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.13, 3.14 and 3.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 3.14, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower, the Issuing Bank and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Issuing Bank or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $10,000,000 or result in the assigning Lender holding an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 3.13, 3.14 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

     (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Issuing Bank, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment by either the Assignor or the Assignee, as they may agree upon between themselves, to the Administrative Agent of a registration and processing fee of $4,000 (provided, that such registration and processing fee shall not be required to be paid if the assignment is between a Lender and such Lender's Lender Affiliate), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) new Note to the order of such Assignee in an amount equal to the applicable Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained Commitments, upon request, a new Note to the order of the Assignor in an amount equal to the applicable Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

     (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     (g) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     SECTION 10.7  Adjustments; Set-off.
     ----------------------------------

     (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), Section 7.1(g) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the Benefited Lender is required by law to pay interest thereon, in which case, each Lender returning funds to the Benefited Lender shall pay its pro rata share of such interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or affiliate thereof (other than any such affiliate engaged in the energy trading business) to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 10.8  Counterparts. This Agreement may be executed by one or
     --------------------------
more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     SECTION 10.9   Severability. Any provision of this Agreement that is
     ---------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.10  Integration. This Agreement and the other Loan Documents
     --------------------------
represent the entire agreement of the Borrower, the Administrative Agent, the Issuing Bank and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Issuing Bank or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 10.11  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
     ----------------------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 10.12  Submission To Jurisdiction; Waivers. Borrower hereby
     --------------------------------------------------
irrevocably and unconditionally:

     (a) submits in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding related to the Loan Documents any special, exemplary, punitive or consequential damages.

     SECTION 10.13  Acknowledgments. Borrower hereby acknowledges that:
     ------------------------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) neither the Administrative Agent, the Issuing Bank nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Issuing Bank and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Issuing Bank and the Lenders or among the Borrower, the Issuing Bank and the Lenders.

     SECTION 10.14  Confidentiality. Each of the Administrative Agent, the
     ------------------------------
Issuing Bank and the Lenders agrees to keep confidential all non-public information provided to it by Borrower pursuant to this Agreement that is designated by Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent, the Issuing Bank or any Lender from disclosing any such information (a) to the Administrative Agent, the Issuing Bank, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

     SECTION 10.15  Accounting Changes. In the event that any "Accounting
     ---------------------------------
Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the financial condition of the Borrower shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

     SECTION 10.16  Delivery of Lender Addenda. Each initial Lender shall
     -----------------------------------------
become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower, the Issuing Bank and the Administrative Agent.

     SECTION 10.17  WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE
     ------------------------------------
AGENT, THE ISSUING BANK AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




                              PG&E NATIONAL ENERGY GROUP, INC.


                              By: /s/ John R. Cooper
                                 -------------------------------------
                                 Name:  John R. Cooper
                                 Title: Senior Vice President



                              THE CHASE MANHATTAN BANK,
                              as Issuing Bank


                              By: /s/ Thomas Casey
                                 -------------------------------------
                                 Name:  Thomas Casey
                                 Title: Vice President



                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                              By: /s/ Thomas Casey
                                 -------------------------------------
                                 Name:  Thomas Casey
                                 Title: Vice President



                              [CREDIT AGREEMENT]

                              THE CHASE MANHATTAN BANK,
                              as a Lender


                              By: /s/ Thomas Casey
                                 -------------------------------------
                                 Name:  Thomas Casey
                                 Title: Vice President


                              [CREDIT AGREEMENT]

                              CITIBANK, N.A.,
                              as a Syndication Agent and as a Lender


                              By: /s/ Sandip Sen
                                 -------------------------------------
                                 Name:  Sandip Sen
                                 Title: Managing Director


                              [CREDIT AGREEMENT]

                              SOCIETE GENERALE,
                              as a Syndication Agent and as a Lender


                              By: /s/ R. W. Bredder
                                 -------------------------------------
                                 Name:  Roger Bredder
                                 Title: Managing Director

                              [CREDIT AGREEMENT]

                              ABN AMRO BANK N.V.,
                              as a Documentation Agent and as a Lender


                              By:   /s/ Jeffrey Dodd
                                 -------------------------------------
                                 Name:  Jeffrey Dodd
                                 Title: Group Vice President


                              By:   /s/ Saad B. Qais
                                 -------------------------------------
                                 Name:  Saad B. Qais
                                 Title: Assistant Vice President


                              [CREDIT AGREEMENT]

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              as a Lender


                              By:    /s/ Martin C. Livingston
                                 -------------------------------------
                                 Name:   Martin C. Livingston
                                 Title:  Vice President


                              [CREDIT AGREEMENT]

                              DRESDNER BANK AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES,
                              as a Documentation Agent and as a Lender


                              By:    /s/ Graham P. Lofts
                                 -------------------------------------
                                 Name:   Graham P. Lofts
                                 Title:  Managing Director

                              By:    /s/ Frederic Lahner
                                 -------------------------------------
                                 Name:   Frederic Lahner
                                 Title:  Vice President


                              [CREDIT AGREEMENT]

                                  Schedule 1.1
                                  ------------

                                  COMMITMENTS


                        Lender                           Commitment
                        ------                           ----------

     ABN AMRO Bank N.V.                                  $100,000,000

     Citibank, N.A.                                      $100,000,000

     Credit Lyonnais New York Branch                      $50,000,000

     Dresdner Bank AG, New York and
     Grand Cayman Branches                               $100,000,000

     Societe Generale                                    $100,000,000

     The Chase Manhattan Bank                            $100,000,000

          Total Commitments                              $550,000,000
          -----------------                              ============

                               Schedule 1.1A - 1

                                 Schedule 1.1A
                                 -------------

                       APPLICABLE MARGIN AND PRICING GRID

---------------------------------------------------------------------------------------------------------------------------
                                                               Applicable
   S&P Ratings/Moody's                  Applicable             Margin for          Facility           All In LIBOR
         Ratings                     Margin for Base           Eurodollar          Fee Rate           Drawn spread
                                        Rate Loans                Loans
---------------------------------------------------------------------------------------------------------------------------
A- or higher/A3 or higher                 0.000%                 0.625%             0.125%                0.750%
---------------------------------------------------------------------------------------------------------------------------
BBB+/Baa1                                 0.000%                 1.000%             0.250%                1.250%
---------------------------------------------------------------------------------------------------------------------------
BBB/Baa2                                  0.250%                 1.250%             0.375%                1.625%
---------------------------------------------------------------------------------------------------------------------------
BBB-/Baa3                                 1.000%                 2.000%             0.500%                2.500%
---------------------------------------------------------------------------------------------------------------------------
BB+/Ba1                                   1.875%                 2.875%             0.625%                3.500%
---------------------------------------------------------------------------------------------------------------------------
lower than BB+/lower than Ba1             2.750%                 3.750%             0.750%                4.500%
---------------------------------------------------------------------------------------------------------------------------

     For purposes of the foregoing, with respect to the Borrower, (i) if the ratings established by the rating agencies are one rating level apart, the applicable rating level shall be determined by reference to the less favorable rating; if the ratings established by the rating agencies are two or four rating levels apart, the applicable rating level shall be determined by reference to the rating that is midway between the two rating levels; and if the ratings established by the rating agencies are three rating levels apart, the applicable rating level shall be determined by reference to the rating level above the lower rating level; (ii) if ratings are not available from S&P or Moody's, the last rating level shall be deemed applicable; (iii) if determinative or implied ratings shall change (other than as a result of a change in the rating system used by any applicable rating agency) such that a change in the applicable rating level would result, such change shall effect a change in the applicable rating level as of the day on which it is first announced by the applicable rating agency, and any change in the Applicable Margin shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the rating agencies shall change prior to the date all obligations hereunder have been paid and the commitments cancelled, the Borrower shall negotiate in good faith to amend the reference to specific ratings above to reflect such changed rating system, and pending such amendment, if no applicable rating level is otherwise determinable based on the foregoing, the last rating level shall apply.

                               Schedule 1.1A - 1

                                 Schedule 1.1C
                                 -------------

                      TERMS OF SUBORDINATION - AFFILIATES

          All Permitted Subordinated Indebtedness (as defined in the Credit Agreement to which this Schedule 1.01B is attached) incurred by PG&E National Energy Group, Inc., a Delaware corporation (the "Borrower"), owing to any Affiliate (as defined in the Credit Agreement) of the Borrower shall be subject to the following terms and conditions, which shall be incorporated in a written agreement (the "Agreement") between the Borrower and any Affiliate to which any such Indebtedness is owed.

          Section 1.01.  Subordination of Liabilities.  The Borrower, for
          -------------------------------------------
itself, its successors and assigns, covenants and agrees and each holder of the indebtedness evidenced by [DESCRIBE INDEBTEDNESS DOCUMENTATION] (the "Subordinated Indebtedness") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or discharge in full of Senior Indebtedness (as defined in Section 1.08) in cash. The subordination provisions set forth herein shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02.  Borrower Not to Make Payments with Respect to
          ------------------------------------------------------------
Subordinated Indebtedness in Certain Circumstances.  (a)  Upon the maturity of
--------------------------------------------------
any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash or discharge in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Subordinated Indebtedness. Each holder of the Subordinated Indebtedness hereby agrees that, so long as an Event of Default (as defined below), or event that with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Indebtedness. As used herein, the term "Event of Default" shall mean any Event of Default (as defined below) or any "Event of Default", under and as defined in, the relevant documentation governing any Senior Indebtedness, and in any event shall include any payment default with respect to any Senior Indebtedness.

          (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Borrower shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Subordinated Indebtedness, in trust for the

                               Schedule 1.1C - 1
     benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, the Borrower shall give the holder of the Subordinated Indebtedness prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

          Section 1.03.  Subordinated Indebtedness Subordinated to Prior Payment
          ----------------------------------------------------------------------
of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of
---------------------------------------------------------------------------
Borrower.  Upon any distribution of assets of the Borrower upon any dissolution,
--------
winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Subordinated Indebtedness is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Subordinated Indebtedness,

          (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which the holder of the Subordinated Indebtedness would be entitled except for the subordination provisions set forth herein, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness on account of principal of, or interest or other amounts due on, the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or

                                   Exhibit E
     representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the subordination provisions set forth herein or affecting the subordination effected hereby, the Borrower shall give prompt written notice to the holder of the Subordinated Indebtedness of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          Section 1.04.  Furtherance of Subordination.  Each holder of the
          -------------------------------------------
Subordinated Indebtedness agrees as follows:

          (a) If any proceeding referred to in Section 1.03 above is commenced by or against the Borrower:

               (i) the Admnistrative Agent (as defined in the Credit Agreement referred to in Section 1.08 below), acting on behalf of each holder of the Senior Indebtedness, is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of the Subordinated Indebtedness or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 1.03(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the claims arising under the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of or causing enforcement of any of the rights or interests of the holders of the Senior Indebtedness hereunder; and

               (ii) each holder of the Subordinated Indebtedness shall duly and promptly take such action as the holders of the Senior Indebtedness may request (A) to collect the Subordinated Indebtedness for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (B) to execute and deliver to the holders of the Senior Indebtedness such powers of attorney, assignments or other instruments as the holders of the Senior Indebtedness may request in order to enable the holders of the Senior Indebtedness to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

               (iii) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of this Agreement, whether or not the Borrower

                                   Exhibit E
          shall have complied with any of the provisions hereof applicable to it, at any time when the holder of the Subordinated Indebtedness shall have failed to comply with any of the provisions of this Agreement applicable to it. The holder of the Subordinated Indebtedness hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          Section 1.05.  Subrogation.  Subject to the prior payment in cash in
          --------------------------
full or discharge in full of all Senior Indebtedness in cash, the holder of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until all amounts owing in respect of the Subordinated Indebtedness shall be paid or discharged in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Borrower or by or on behalf of the holder of the Subordinated Indebtedness by virtue of the subordination provisions set forth herein that otherwise would have been made to the holder of the Subordinated Indebtedness, shall be deemed to be payment by the Borrower to or on account of the Senior Indebtedness, it being understood that the subordination provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holder of the Subordinated Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.06.  Obligation of the Borrower Unconditional.  Nothing
          -------------------------------------------------------
contained in the subordination provisions set forth herein or in the documents evidencing the Subordinated Indebtedness is intended to or shall impair, as between the Borrower and the holder of the Subordinated Indebtedness, the obligation of the Borrower, which is absolute and unconditional, to pay to the holder of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Subordinated Indebtedness and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under the subordination provisions set forth herein of the holders of Senior Indebtedness in respect of cash, property, or securities of the Borrower received upon the exercise of any such remedy. Upon any distribution of assets of the Borrower referred to herein, the holder of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or hereto.

          Section 1.07.  Subordination Rights Not Impaired by Acts or Omissions
          ---------------------------------------------------------------------
of Borrower or Holders of Senior Indebtedness.  No rights of any present or
---------------------------------------------
future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with

                                   Exhibit E
the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Subordinated Indebtedness with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or consent from the holder of the Subordinated Indebtedness.

          Section 1.08. Senior Indebtedness.  (a)  The term "Senior
          ---------------------------------
Indebtedness" shall mean all Obligations (as defined below) of the Borrower under the Credit Agreement (as defined below).

          (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below:

          "Credit Agreement" shall mean the Credit Agreement, dated as of June 15, 2001, among the Borrower, the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the Obligations under such agreement or of any successor agreements.

          "Event of Default" shall have the meaning assigned to such term in the Credit Agreement.

          "Obligations" shall mean the Obligations (as defined in the Credit Agreement) and all other payment obligations of the Borrower under the Credit Agreement.

                                   Exhibit E

                                 Schedule 1.1D
                                 -------------

                    TERMS OF SUBORDINATION - NON-AFFILIATES

          All Permitted Subordinated Indebtedness (as defined in the Credit Agreement to which this Schedule 1.01C is attached) incurred by PG&E National Energy Group, Inc., a Delaware corporation (the "Borrower") owing to any person other than an Affiliate (as defined in the Credit Agreement) of the Borrower shall be evidenced by a promissory note and shall have the following subordination provisions attached as Annex A thereto or incorporated within the text thereof (mutatis mutandis), and shall include in the text of such promissory note the language: "THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN ANNEX A HERETO) TO THE EXTENT PROVIDED IN ANNEX A."

                                                                         ANNEX A

          Section 1.01.  Subordination of Liabilities. The Borrower for itself,
          -------------------------------------------
its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or discharge in full of the Senior Indebtedness (as defined in Section 1.08) in cash. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02.  Borrower Not to Make Payments with Respect to Notes in
          ---------------------------------------------------------------------
Certain Circumstances.
---------------------

          (c) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all principal thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing at such time, shall first be paid in full in cash or discharged in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Each holder of the Note hereby agrees that, so long as an Event of Default (as defined below), or event that with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default or any "Event of Default", under and as defined in, the relevant documentation governing any Senior Indebtedness, and, in any event shall include any payment default with respect to any Senior Indebtedness.

                               Schedule 1.1D - 1

          (d) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, the Borrower shall make any payment on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note at a time when payment is not permitted by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata, to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the term of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Borrower shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

          Section 1.03.  Note Subordinated to Prior Payment of all Senior
          ---------------------------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization of Borrower.  Upon
----------------------------------------------------------------------
any distribution of assets of the Borrower upon any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness of the principal thereof, premium, if any, and interest (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) and all other amounts due thereon before the holder of the Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note;

          (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent; directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of

                                   Exhibit E
     such Senior Indebtedness or otherwise discharged in full, or effective provisions made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness or otherwise discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, the Borrower shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

          Section 1.04.  In Furtherance of Subordination.  Each holder of the
          ----------------------------------------------
Note agrees as follows:

          (a) If any proceeding referred to in Section 1.03 above is commenced by or against the Borrower

              (i) the Administrative Agent (as defined in the Credit Agreement referred to in Section 1.08 below), acting on behalf of each holder of the Senior Indebtedness, is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of the Note or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 1.03(b) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the claims arising under the Note or enforcing any security interest or other lien securing payment of the Note) as it may deem necessary or advisable for the exercise or enforcement of or causing enforcement of any of the rights or interests of the holders of the Senior Indebtedness hereunder; and

              (ii) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of this Note, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the holder of the Note shall have failed to comply with any of the provisions of this Note applicable to it. The holder of the Note hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          Section 1.05.  Subrogation.  Subject to the prior payment in cash in
          --------------------------
full or discharge in full of all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid or discharged in full, and for the purpose of such subrogation no payments or distributions

                                   Exhibit E
to the holders of the Senior Indebtedness by or on behalf of the Borrower or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note, shall be deemed to be payment by the Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.06.  Obligation of the Borrower Unconditional.  Nothing
          -------------------------------------------------------
contained in this Annex A or in the Note is intended to or shall impair, as between the Borrower and the holder of the Note, the obligation of the Borrower, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Borrower received upon the exercise of any such remedy. Upon any distribution of assets of the Borrower referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

          Section 1.07.  Subrogation Rights Not Impaired by Acts or Omissions of
          ----------------------------------------------------------------------
Borrower or Holders of Senior Indebtedness.  No rights of any present or future
------------------------------------------
holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of a default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or consent from the holder of the Note.

          Section 1.08.  Senior Indebtedness.  (a)  The term "Senior
          ----------------------------------
Indebtedness" shall mean all Obligations (as defined below) of the Borrower under the Credit Agreement (as defined below).


                                   Exhibit E

          (b) As used in this Agreement, the terms set forth below shall have the respective meanings provided below:

          "Credit Agreement" shall mean the Credit Agreement, dated as of June 15, 2001, among the Borrower, the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as same may be amended, modified, extended, renewed, restated or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, or increasing the Obligations under such agreement or of any successor agreements.

          "Event of Default" shall have the meaning assigned to such term in the Credit Agreement.

          "Obligations" shall mean the Obligations (as defined in the Credit Agreement) and all other payment obligations of the Borrower under the Credit Agreement.


                                   Exhibit E